Exhibit 10.1

364-DAY BRIDGE TERM LOAN AGREEMENT

dated as of

January 15, 2015

by and among

WASHINGTON PRIME GROUP, L.P.

THE INSTITUTIONS FROM TIME TO TIME

PARTY HERETO AS LENDERS

and

CITIBANK, N.A., AS ADMINISTRATIVE AGENT

and

CITIGROUP GLOBAL MARKETS INC.

AS LEAD ARRANGER

and

JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MUFG UNION BANK, N.A., PNC CAPITAL MARKETS LLC, RBS SECURITIES INC.,

U.S. BANK NATIONAL ASSOCIATION and SUNTRUST BANK

AS JOINT LEAD ARRANGERS

and

CITIGROUP GLOBAL MARKETS INC.,

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

RBS SECURITIES INC.,

AS JOINT BOOKRUNNERS

and

JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC and

BANK OF AMERICA, N.A.

AS CO-SYNDICATION AGENTS

and

PNC BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION,

MUFG UNION BANK, N.A., SUNTRUST BANK and COMPASS BANK

AS CO-DOCUMENTATION AGENTS

i

8.9	Tenant Notifications	60
8.10	Other Reports	60
8.11	Other Information	61

ARTICLE IX AFFIRMATIVE COVENANTS		61

9.1	Existence, Etc.	61
9.2	Powers; Conduct of Business	61
9.3	Compliance with Laws, Etc.	61
9.4	Payment of Taxes and Claims	62
9.5	Insurance	62
9.6	Inspection of Property; Books and Records; Discussions	62
9.7	ERISA Compliance	62
9.8	Maintenance of Property	62
9.9	Company Status	63
9.10	Ownership of Projects, Minority Holdings and Property	63
9.11	Lender Consents	63

ARTICLE X NEGATIVE COVENANTS		63

10.1	Indebtedness	63
10.2	Sales of Assets	65
10.3	Liens	65
10.4	Investments	65
10.5	Conduct of Business	65
10.6	Transactions with Partners and Affiliates	66
10.7	Restriction on Fundamental Changes	66
10.8	Use of Proceeds; Margin Regulations; Securities Laws	66
10.9	ERISA	66
10.10	Organizational Documents	67
10.11	Fiscal Year	67
10.12	Other Financial Covenants	67
10.13	Pro Forma Adjustments	67

ARTICLE XI EVENTS OF DEFAULT; RIGHTS AND REMEDIES		69

11.1	Events of Default	69
11.2	Rights and Remedies	73

ARTICLE XII THE AGENTS		74

12.1	Appointment	74
12.2	Nature of Duties	74
12.3	Right to Request Instructions	76
12.4	Reliance	76

12.5	Indemnification	76
12.6	Agents Individually	77
12.7	Successor Agents	77
12.8	Relations Among the Lenders	77
12.9	Sub-Agents	78
12.10	Independent Credit Decisions	78

ARTICLE XIII YIELD PROTECTION		78

13.1	Taxes	78
13.2	Increased Capital	82
13.3	Changes; Legal Restrictions	83
13.4	Replacement of Certain Lenders	83
13.5	No Duplication	84

ARTICLE XIV MISCELLANEOUS		84

14.1	Assignments and Participations	84
14.2	Expenses	88
14.3	Indemnity	89
14.4	Change in Accounting Principles	90
14.5	Setoff	90
14.6	Ratable Sharing	90
14.7	Amendments and Waivers	91
14.8	Notices	93
14.9	Survival of Warranties and Agreements	95
14.10	Failure or Indulgence Not Waiver; Remedies Cumulative	95
14.11	Marshalling; Payments Set Aside	95
14.12	Severability	95
14.13	Headings	95
14.14	Governing Law	96
14.15	Limitation of Liability	96
14.16	Successors and Assigns	96
14.17	Certain Consents and Waivers of the Borrower	96
14.18	Counterparts; Effectiveness; Inconsistencies; Electronic Execution	98
14.19	Limitation on Agreements	99
14.20	Confidentiality	99
14.21	Disclaimers	100
14.22	[Reserved]	100
14.23	Interest Rate Limitation	100
14.24	USA Patriot Act	100
14.25	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	100

14.26	Entire Agreement	101

LIST OF EXHIBITS AND SCHEDULES

Exhibit A —	Form of Assignment and Acceptance
Exhibit B —	Form of Promissory Note
Exhibit C —	Form of Notice of Borrowing
Exhibit D —	Form of Notice of Conversion/Continuation
Exhibit E —	List of Closing Documents
Exhibit F —	Form of Officer’s Certificate to Accompany Reports
Exhibit G —	Sample Calculations of Financial Covenants
Exhibit H-1 —	Form of U.S. Tax Compliance Certificate
Exhibit H-2 —	Form of U.S. Tax Compliance Certificate
Exhibit H-3 —	Form of U.S. Tax Compliance Certificate
Exhibit H-4 —	Form of U.S. Tax Compliance Certificate
Exhibit I —	Form of Solvency Certificate

Schedule 1.1 —	Allocations
Schedule 1.1.4 —	Permitted Securities Options
Schedule 1.1.4-B	Scheduled Glimcher Indebtedness
Schedule 1.1.5 —	Certain Agreements Restricting Liens
Schedule 7.1-A —	Schedule of Organizational Documents
Schedule 7.1-C —	Corporate Structure; Outstanding Capital Stock and Partnership Interests; Partnership Agreement
Schedule 7.1-H —	Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I —	Pending Actions
Schedule 7.1-P —	Existing Environmental Matters
Schedule 7.1-Q —	ERISA Matters
Schedule 7.1-T —	Insurance Policies

v

364-DAY BRIDGE TERM LOAN AGREEMENT

This 364-Day Bridge Term Loan Agreement, dated as of January 15, 2015 (as amended, restated, modified or supplemented from time to time, the “Agreement”), is entered into among WASHINGTON PRIME GROUP, L.P., the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Agents, whether by execution of this Agreement or an Assignment and Acceptance, and CITIBANK, N.A., as Administrative Agent, CITIGROUP GLOBAL MARKETS INC., as Lead Arranger,, the financial institutions listed on the cover page to this Agreement as “Joint Lead Arrangers”, as joint lead arrangers, the financial institutions listed on the cover page to this Agreement as “Joint Bookrunners”, as joint bookrunners, the financial institutions listed on the cover page to this Agreement as “Co-Syndication Agents”, as co-syndication agents and the financial institutions listed on the cover page to this Agreement as “Co-Documentation Agents”, as co-documentation agents.

R E C I T A L S

WHEREAS, the Borrower, the Administrative Agent and the Lenders wish to enter into this Agreement to set forth the terms of the bridge term loan facility to be made available to the Borrower;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Certain Defined Terms.  The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

“Acquired Business” means Glimcher Realty Trust.

“Acquisition” means the acquisition, directly or indirectly, of all the outstanding common equity interests of the Acquired Business pursuant to the Merger Agreement.

“Administrative Agent” is Citibank and each successor Administrative Agent appointed pursuant to the terms of Article XII of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate,” as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifteen percent (15.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.  For the avoidance of doubt, Simon Property Group, L.P., a Delaware limited partnership (“SPG”), shall not be considered an Affiliate of the Borrower by virtue of its performance of the management services to be performed by SPG on behalf of the Borrower and its Subsidiaries as described in the Registration Statement.

“Agent” means Citibank in its capacity as Administrative Agent, , the Arrangers, the Co-Documentation Agents and the Co-Syndication Agents, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.

“Agent Party” is defined in Section 14.8(d)(ii).

“Agreement” is defined in the preamble hereto.

“Annual Compliance Certificate” is defined in Section 8.2(b)(iii).

“Annual EBITDA” means, with respect to any Project or Minority Holding, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, an amount equal to (i) total revenues relating to such Project or Minority Holding for such period, less (ii) total operating expenses relating to such Project or Minority Holding for such period (it being understood that the foregoing calculation shall exclude non-cash charges as determined in accordance with GAAP).  Each of the foregoing amounts shall be determined by reference to the Borrower’s Statement of Operations for the applicable periods.  An example of the foregoing calculation is set forth on Exhibit G hereto.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Applicable Lending Office” means, with respect to a particular Lender, (i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

“Applicable Margin” means the respective percentages per annum determined, at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the table below.  A change (if any) in the Applicable Margin shall be effective immediately as of the date on which any of the rating agencies announces a change in the Borrower’s Credit Rating or the date on which the Borrower no longer has a Credit Rating from one (1) of the rating agencies or the date on which the Borrower has a Credit Rating from a rating agency that had not provided a Credit Rating for the Borrower on the day immediately preceding such date, whichever is applicable.  If at any time the Borrower has two (2) Credit Ratings, the Applicable Margin shall be the rate per annum applicable to the highest Credit Rating; provided that if the highest Credit Rating and the lowest Credit Rating are more than one ratings category apart, the Applicable Margin shall be the rate per annum applicable to the Credit Rating that is one ratings category below the highest Credit Rating.  If at any time the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then:  (A) if the difference between the highest and the lowest such Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two (2) highest Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Margin shall be the rate per annum that would be applicable if the second highest Credit Rating of the three were used.  If at any time the Borrower has only one Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Margin shall be the rate per annum applicable to such Credit Rating.  If the Borrower does not have a Credit Rating from either Moody’s or S&P, the Applicable Margin shall be the rate per annum applicable to a Credit Rating of “<BBB-/Baa3” in the table below:

	Applicable Margin for Eurodollar Rate Loans (bps)
Credit Rating	On the Closing Date	180 days after the Closing Date	270 days after the Closing Date
> A-/A3	90	115	140
BBB+/Baa1	105	130	155
BBB/Baa2	115	140	165
BBB-/Baa3	145	170	195
< BBB-/Baa3	190	215	240

	Applicable Margin for Base Rate Loans (bps)
Credit Rating	On the Closing Date	180 days after the Closing Date	270 days after the Closing Date
> A-/A3	0	15	40
BBB+/Baa1	5	30	55
BBB/Baa2	15	40	65
BBB-/Baa3	45	70	95
< BBB-/Baa3	90	115	140

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the Lead Arranger and each Joint Lead Arranger.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement, in accordance with the provisions of Section 14.1.

“Authorized Financial Officer” means a chief executive officer, chief financial officer, chief accounting officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(i)            the rate of interest announced publicly by the Administrative Agent from time to time, as the Administrative Agent’s prime rate;

(ii)           the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period; and

(iii)          the sum of (A) the one-month Eurodollar Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (B) one percent (1%) per annum.

“Base Rate Loan” means (i) a Loan which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.

“Borrower” means Washington Prime Group, L.P., an Indiana limited partnership.

“Borrower Partnership Agreement” means the Limited Partnership Agreement of the Borrower dated as of January 17, 2014 as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent or as permitted under Section 10.10.

“Borrowing” means Loans made on the same date.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether payable in cash or other property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company’s, the Borrower’s or any of their Subsidiaries’ fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (a) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company, the Borrower and their Subsidiaries and (b) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the General Partner, the Borrower or any of their Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

“Capital Lease” means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalization Rate” means (a) 7.25% per annum for malls and other Properties and (b) 6.75% per annum for strip centers.

“Capitalization Value” means the sum of (i) Mall EBITDA capitalized at the applicable Capitalization Rate, and (ii) Strip Center EBITDA capitalized at the applicable Capitalization Rate, and (iii) Cash and Cash Equivalents, and (iv) Construction Asset Cost, and (v) undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value, and (vi) the Borrower’s economic interest in mortgage notes, valued, in accordance with GAAP, at the lower of cost and market value, provided, however, that any mortgage notes that are more than sixty (60) days past due, shall not be included in this clause (vi), and (vii) Investments in publicly traded Securities, valued at Borrower’s book value determined in accordance with GAAP, and (viii) Investments in non-publicly traded Securities, valued at Borrower’s book value determined in accordance with GAAP, provided, however, that in no event shall (x) the aggregate value of such Investments in non-publicly traded Securities included in Capitalization Value exceed ten percent (10%) of Capitalization Value in the aggregate, (y) the aggregate value attributable to undeveloped land included in Capitalization Value exceed five percent (5%) of Capitalization Value in the aggregate or (z) the aggregate value attributed to undeveloped land, non-retail Properties, mortgage notes, Construction Asset Cost and Limited Minority Holdings included in Capitalization Value exceed thirty percent (30%) of Capitalization Value in the aggregate.

“Capital Stock” means, with respect to any Person, any capital stock of such Person (if a corporation), and all equivalent ownership interests in such Person (other than a corporation), regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Cash and Cash Equivalents” means (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, or the District of Columbia, any foreign bank, or its branches or agencies, which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following:  (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 13.2, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated, implemented or issued by the applicable Governmental Authority or other body, agency or authority having jurisdiction; provided, however, that if the applicable Lender shall have implemented changes prior to the date hereof in response to any such requests, rules, guidelines or directives, then the same shall not be deemed to be a Change in Law with respect to such Lender.

“Charges” is defined in Section 14.23.

“Citibank” means Citibank, N.A.

“Claim” means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

“Closing Date” means January 15, 2015.

“Co-Documentation Agents” means the financial institutions listed on the cover page to this Agreement as “Co-Documentation Agents.”

“Co-Syndication Agents” means the financial institutions listed on the cover page to this Agreement as “Co-Syndication Agents.”

“Combined Debt Service” means, for any period, the sum of (i) regularly scheduled payments of principal and interest (net of amounts payable to the Consolidated Businesses in regard thereto under Interest Rate Hedges) of the Consolidated Businesses paid and/or accrued during such period and (ii) the portion of the regularly scheduled payments of principal and interest of Minority Holdings allocable to the Borrower in accordance with GAAP, paid during such period, in each case including participating interest expense and excluding balloon payments of principal and extraordinary interest payments and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

“Combined EBITDA” means the sum of (i) 100% of the Annual EBITDA from the General Partner and the Borrower, and the Borrower’s pro rata share of the Annual EBITDA from the other Consolidated Businesses; and (ii) the portion of the Annual EBITDA of the Minority Holdings allocable to the Borrower in accordance with GAAP; and (iii) 100% of the actual Annual EBITDA from third party property and asset management; provided, however that the Borrower’s share of the Annual EBITDA from unaffiliated third party property and asset management shall in no event constitute in excess of five percent (5%) of Combined EBITDA; provided, however, that for purposes of determining Capitalization Value and Unencumbered Capitalization Value (but for no other purposes hereunder), Annual EBITDA of less than zero with respect to any individual Property shall be disregarded.  Combined EBITDA shall exclude the effect of non-recurring extraordinary items or asset sales or write-ups or forgiveness of indebtedness (both gains and losses) and impairment charges, and costs and expenses incurred during such period with respect to acquisitions or mergers consummated during such period.  Combined EBITDA also shall exclude dividends, distributions and other payments from Securities.  For purposes of newly opened Projects the costs of which are no longer capitalized as construction in progress, the Annual EBITDA shall be based upon twelve-month projections, until such time as actual performance data for a twelve-month period is available.

“Combined Equity Value” means Capitalization Value minus Total Adjusted Outstanding Indebtedness.

“Commission” means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

“Commitment” means, with respect to any Lender, the commitment of such Lender to make Loans hereunder.  The initial amount of each Lender’s Commitment is set forth on Schedule 1.1.  The initial aggregate amount of the Lenders’ Commitments is $1,250,000,000.

“Commitment Letter” means that certain commitment letter, dated as of September 16, 2014, by and among the Company, the Lead Arranger and Citibank, as amended and restated by that certain commitment letter, dated as of September 23, 2014,  by and among the Company, the Lead Arranger and Citibank, as supplemented by that Joinder Agreement to Commitment Letter and Joint Fee Letter, dated as of October 6, 2014, by and among the Company, the Lead Arranger, Citibank and the other parties thereto and as amended, restated, modified or supplemented from time to time.

“Communications” is defined in Section 14.8(d).

“Company” means Washington Prime Group Inc., an Indiana corporation.

“Compliance Certificate” is defined in Section 8.2(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means consolidated, in accordance with GAAP.

“Consolidated Businesses” means the General Partner, the Borrower and their wholly-owned Subsidiaries.

“Construction Asset Cost” means, with respect to Property on which construction or redevelopment of Improvements has commenced but has not yet been completed (as such completion shall be evidenced by such Property being opened for business to the general public), the aggregate sums expended on the construction or redevelopment of such Improvements (including land acquisition costs).

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations; provided, however, that “Contaminant” shall not include the foregoing items to the extent (i) the same exists on the applicable Property in negligible amounts and are stored and used in accordance with all Environmental, Health or Safety Requirements of Law or (ii) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all Environmental, Health or Safety Requirements of Law.

“Contingent Obligation” as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion and environmental indemnities given in conjunction with a mortgage financing) which have not yet been called on or quantified, of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto.  Notwithstanding anything contained herein to the contrary, guarantees of completion and environmental indemnities shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or environmental indemnity shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P, in which case the amount of the guaranty shall be deemed to be equal to such Person’s pro rata share thereof, as reasonably determined by Borrower, and (ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Contractual Obligation,” as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Credit Extension” is defined in Section 5.2(e)(iv).

“Credit Party” means the Administrative Agent or any other Lender.

“Credit Rating” means the publicly announced senior unsecured credit rating (or, prior to the availability of a senior unsecured credit rating, the corporate credit rating) of a Person given by Moody’s, S&P or Fitch.

“Cure Loans” is defined in Section 4.2(b)(v)(C).

“Customary Non-Recourse Carve-Outs” means fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements.

“Customary Permitted Liens” means

(i)            Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(ii)           statutory Liens of landlords against any Property of the Borrower or any of its Subsidiaries and Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of the Borrower or such Subsidiary, could not result in a Material Adverse Effect;

(iii)          Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of recourse Indebtedness exceeding $25,000,000; and

(iv)          Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries to the extent it could not result in a Material Adverse Effect.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) [Reserved] or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith dispute with the amount of such payment (specifically identified), (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an equity interest in that Lender of any direct or indirect parent company thereof by a Governmental Authority.

“Designee Lender” is defined in Section 13.4.

“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.

“Dollars” and “$” mean the lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, such Lender’s office, located in the United States, specified as the “Domestic Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security measures.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) and its Affiliates and Approved Funds (other than an Approved Fund qualifying as such by virtue of its relationship with a Defaulting Lender); (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent; provided that an Ineligible Institution shall not be an Eligible Assignee.

“Environmental, Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

“Environmental Lien” means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Property Transfer Act” means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called “Environmental Cleanup Responsibility Act” or “Responsible Property Transfer Act.”

“Equipment” means equipment used in connection with the maintenance of Projects and Properties.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such shares or interests.

“Equity Issuance” is defined in the definition of “Transaction.”

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

“ERISA Termination Event” means (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which the Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of the Borrower or any ERISA Affiliate that is treated as a withdrawal under Section 4062(e) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

“Eurodollar Affiliate” means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender’s name under the heading “Eurodollar Affiliate” on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

“Eurodollar Interest Rate Determination Date” is defined in Section 5.2(c).

“Eurodollar Lending Office” means, with respect to any Lender, such Lender’s office (if any) specified as the “Eurodollar Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Screen Rate determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, or, if for any reason the Screen Rate is not available at such time, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loans being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch (or other Citibank branch or Affiliate) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period.  For purposes of determining the Base Rate, the one-month Eurodollar Rate shall be calculated as set forth in this paragraph utilizing the Screen Rate for a one-month period determined as of approximately 11:00 A.M. (London time) on the applicable date of determination (or on the previous Business Day if such date of determination is not a Business Day); provided further that for the avoidance of doubt, in no circumstance shall the Eurodollar Rate be less than zero.

“Eurodollar Rate Loan” means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due.

“Eurodollar Reserve Percentage” means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of “Eurocurrency Liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

“Event of Default” means any of the occurrences set forth in Section 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

“Excluded Debt” means (i) Indebtedness, loans, and advances among the Borrower and/or its Subsidiaries, (ii) drawings under the Existing Credit Agreement that are not specifically designated by Company for application (and actually applied on the Closing Date) to finance a portion of the Transaction, (iii) any trade or customer related financing in the ordinary course of business, (iv) the Loans, (v) ordinary course purchase money and equipment financings and any trade or customer finance-related financing in the ordinary course of business, (vi) ordinary course credit lines of the Borrower’s Foreign Subsidiaries for working capital purposes, (vii) Indebtedness incurred to refinance, repurchase, repay, redeem or defease, or any replacement, extension or renewal of, any debt of Company or its Subsidiaries existing on the Closing Date, that is scheduled to mature prior to the maturity of the Loans, to the extent the aggregate principal or commitment amount of such Indebtedness does not exceed the aggregate principal or commitment amount of the debt being refinanced, repurchased, repaid, redeemed, defeased, replaced, extended or renewed plus the amount of any unpaid interest and premium thereon and underwriting discounts, fees, commissions and expenses relating thereto and (viii) Indebtedness not in excess of $150,000,000 incurred to finance acquisitions and investments (other than the Acquisition).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 13.4) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that Revolving Credit and Term Loan Agreement, dated as of May 15, 2014, among WPG LP, the lenders party thereto and Bank of America, N.A., as administrative agent thereunder, as amended by Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated as of October 16, 2014, and as further amended, restated, modified or supplemented from time to time.

“Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans.

“Facility” means the Commitments and the Loans made thereunder.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as in effect as of the date of this Agreement (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

“Fee Letter” means (a) that certain fee letter, dated as of September 16, 2014, by and among the Company, the Lead Arranger and Citibank, as amended and restated by that certain joint fee letter, dated as of September 16, 2014,  by and among the Company, the Lead Arranger and Citibank, as amended and restated by that certain joint fee letter, dated as of September 23, 2014,  by and among the Company, the Lead Arranger and Citibank, as supplemented by that Joinder Agreement to Commitment Letter and Joint Fee Letter, dated as of October 6, 2014, by and among the Company, the Lead Arranger, Citibank and the other parties thereto and as amended, modified, supplemented or restated from time to time and (b) any separate letter agreement executed and delivered by Borrower and to which the Administrative Agent is a party,  as amended, modified, supplemented or restated from time to time.

“Financial Statements” means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as the General Partner shall routinely and regularly prepare for itself and the Borrower on a quarterly or annual basis, and (iii) such other financial statements of the Consolidated Businesses or Minority Holdings as the Arrangers or the Requisite Lenders may from time to time reasonably specify; provided, however, that the Financial Statements referenced in clauses (i) and (ii) above shall be prepared in form satisfactory to the Administrative Agent.

“Fiscal Year” means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

“Fitch” means Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means (i) a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in clause (i).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants’ Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

“General Partner” means the Company and any successor general partner(s) of the Borrower.

“Governmental Approval” means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Arranger, and each other Lender.

“ICE LIBOR” has the meaning specified in the definition of Screen Rate.

“Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (c) any items of personal property.

“Indebtedness,” as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends that have been declared with respect to any stock, (iii) with respect to letters of credit issued for such Person’s account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

“Indemnified Matters” is defined in Section 14.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any Affiliate thereof, and (c) the Borrower or any of its Affiliates.

“Indemnitees” is defined in Section 14.3.

“Interest Period” is defined in Section 5.2(b).

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance having the force of law promulgated thereunder.

“Interpolated Rate” means, for the relevant Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) which results from interpolating on a linear basis between:

(a)         the applicable Published Screen Rate for the longest period (for which that Published Screen Rate is available) which is less than the relevant Interest Period; and

(b)         the applicable Published Screen Rate for the shortest period (for which that Published Screen Rate is available) which exceeds the relevant Interest Period.

“Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.  The amount of any Investment shall be determined in accordance with GAAP.

“Investment Grade Credit Rating” means (i) a Credit Rating of Baa3 or higher given by Moody’s, (ii) a Credit Rating of BBB- or higher given by S&P or (iii) a Credit Rating of BBB- or higher given by Fitch.

“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

“Joint Bookrunners” means the financial institutions listed on the cover page to this Agreement as “Joint Bookrunners” and each successor Joint Bookrunner appointed pursuant to the terms of Article XII of this Agreement.

“Joint Lead Arrangers” means the financial institutions listed on the cover page to this Agreement as “Joint Lead Arrangers” and each successor Joint Lead Arranger appointed pursuant to the terms of Article XII of this Agreement.

“JV” is defined in Section 4.1(b)(A).

“knowledge” with reference to any General Partner, the Borrower or any Subsidiary of the Borrower, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as such General Partner, the Borrower or such Subsidiary of the Borrower, as applicable, deems reasonably necessary).

“Lead Arranger” means Citigroup Global Markets Inc., in its capacity as “left lead” arranger and bookrunner with respect to the financing contemplated by this Agreement and each successor Lead Arranger appointed pursuant to the terms of Article XII of this Agreement.

“Lease” means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

“Lender” means each of the Agents, and each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as an Agent or Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e., whether as an Agent or a Lender).

“Lending Office” is defined in Section 5.2(e)(iv).

“Liabilities and Costs” means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and expenses and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, absolute or contingent, past, present or future.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a “true” lessor pursuant to § 9-505 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Limited Minority Holdings” means Minority Holdings in which (i) Borrower has a less than fifty percent (50%) ownership interest and (ii) neither the Borrower nor the Company directly or indirectly controls the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise.  As used in this definition only, the term “control” shall mean the authority to make major management decisions or the management of day-to-day operations of such entity or its Property(ies) and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the Properties of such Minority Holdings pursuant to the terms of a management agreement.

“Limited Partners” means those Persons who from time to time are limited partners of the Borrower; and “Limited Partner” means each of the Limited Partners, individually.

“Loan Account” is defined in Section 4.3(b).

“Loan Documents” means this Agreement, the Notes, and all other instruments, agreements and written Contractual Obligations between the Borrower and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.

“Loan” is defined in Section 2.1.

“Mall EBITDA” means that portion of Combined EBITDA which represents net revenues earned from malls, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.

“Management Company” means, collectively, (i) the Borrower and its wholly-owned (directly or indirectly) or controlled (directly or indirectly) Subsidiaries, and (ii) such other property management companies controlled (directly or indirectly) by the Company for which the Borrower has previously provided the Administrative Agent with:  (1) notice of such property management company, and (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (i) the financial condition or assets of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

“Maturing Indebtedness” means, in the case of any calculation required hereunder, Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.

“Maturing Secured Indebtedness” means, in the case of any calculation required hereunder, Secured Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.

“Maturing Unsecured Indebtedness” means, in the case of any calculation required hereunder, Unsecured Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.

“Maturity Date” means the date that is 364 days after the Closing Date, provided that, if such date shall not be a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” is defined in Section 14.23.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 16, 2014, by and among Company, Borrower, WPG Subsidiary Holdings I, LLC, WPG Subsidiary Holdings II Inc., the Acquired Business, and Glimcher Properties Limited Partnership, as amended, modified or supplemented from time to time, including all schedules and exhibits thereto.

“Merger Agreement Representations” means such representations made by or with respect to the Acquired Business and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Company has the right to terminate its obligations under the Merger Agreement, or to decline to consummate the Acquisition pursuant to the Merger Agreement, as a result of a breach of such representations in the Merger Agreement.

“MIS” means a computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Properties, creation and aging of receivables, and accounts payable (including agings thereof).

“Minority Holdings” means interests in partnerships, joint ventures, limited liability companies and corporations held or owned by the Borrower or a General Partner or their respective Subsidiaries which are not wholly-owned, directly or indirectly, by the Borrower or a General Partner.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

“Net Cash Proceeds” means:  (a) with respect to an asset sale or other disposition of property of the Borrower or any of its Subsidiaries and the JV, the excess, if any, of (i) the Cash and Cash Equivalents received (including cash proceeds of non-cash proceeds received by way of deferred payment, but only as and when received) in connection therewith over (ii) the sum of (A) payments made to retire any debt that is secured by such asset and repaid in connection with the sale thereof, (B) the reasonable expenses incurred by the Borrower or any of its Subsidiaries in connection therewith, (C) taxes reasonably estimated to be payable in connection with such transaction (including taxes resulting from the repatriation of such cash proceeds from a Foreign Subsidiary of the Borrower), (D) the amount of reserves established by the Borrower or any of its Subsidiaries in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price of such asset or assets in accordance with applicable generally accepted accounting principles, provided that if the amount of such reserves exceeds the amounts charged against such reserve, then such excess, upon the determination thereof, shall then constitute Net

Cash Proceeds, and (E) any cash proceeds arising from an asset sale or other disposition by the Borrower or any of its Subsidiaries to the extent (x) that repatriation thereof would be unlawful, as reasonably determined by the Borrower, or (y) materially adverse tax consequences would result from the repatriation thereof; and (b) with respect to the issuance of debt securities, the incurrence of other debt for borrowed money, or the issuance of equity or equity-linked securities, the excess, if any, of (i) cash received by the Borrower or any of its Subsidiaries in connection with such issuance over (ii) the sum of (A) the underwriting discounts and commissions and other reasonable expenses incurred by the Borrower or any of its Subsidiaries in connection with such issuance and (B) taxes reasonably estimated to be payable in connection with such transaction (including taxes resulting from the repatriation of such cash from a Foreign Subsidiary of the Borrower).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment within two (2) Business Days after the approval deadline that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.7  and (ii) has been approved by the Requisite Lenders.

“Non Pro Rata Loan” is defined in Section 4.2(b)(v).

“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to the Borrower or the General Partner as a general partner of such partnership); provided, however, that personal recourse of the Borrower or the General Partner for any such Indebtedness for Customary Non-Recourse Carve-Outs in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

“Note” means a promissory note in the form attached hereto as Exhibit B payable to the order of a Lender, evidencing certain of the Obligations of the Borrower to such Lender and executed by the Borrower as required by Section 4.3(a), as the same may be amended, supplemented, modified or restated from time to time, collectively, all of such Notes outstanding at any given time.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C attached hereto and made a part hereof.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Agent, any other Lender, any Affiliate of any Agent, any other Lender, or any Person entitled to indemnification pursuant to Section 14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document.  The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

“Occupancy Rate” means, with respect to a Property at any time, the occupancy rate that is calculated by the Borrower using the methodology that is used by the Borrower for public reporting purposes on the Closing Date and as modified from time to time in keeping with industry standard practices.  The Borrower shall provide notice to the Administrative Agent of any such modification that it considers significant.

“Officer’s Certificate” means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, its chief accounting officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

“Organizational Documents” means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation’s Capital Stock or such limited liability company’s or partnership’s equity or ownership interests.

“OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance having the force of law promulgated thereunder.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4).

“Patriot Act” is defined in Section 7.1(x).

“Participant” is defined in Section 14.1(e).

“Participant Register” is defined in Section 14.1(e).

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

“Permits” means any permit, consent, approval, authorization, license, variance, or permission required from any Person pursuant to Requirements of Law, including any Governmental Approvals.

“Permitted Securities Options” means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower’s Securities or the Company’s Capital Stock identified as such on Schedule 1.1.4.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA or the Borrower or any ERISA Affiliate has assumed any liability.

“Potential Event of Default” means an event that has occurred with respect to the Borrower which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Process Agent” is defined in Section 14.17(a).

“Project” means any shopping center, retail property and mixed-use property owned, directly or indirectly, by any of the Consolidated Businesses or Minority Holdings.

“Projections” means all financial projections concerning the Company, the Acquired Business and their respective subsidiaries that have been or are hereafter made available to the Agents (as defined in the Commitment Letter) or Initial Lenders (as defined in the Commitment Letter) by or on behalf of the Company or any of its representatives.

“Property” means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

“Pro Rata Share” means, with respect to any Lender, as applicable and as the context may require, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender’s Exposure and the denominator of which shall be the aggregate amount of the aggregate Exposures of all Lenders.

“Published Screen Rate” has the meaning specified in the definition of “Screen Rate”.

“Quarterly Compliance Certificate” is defined in Section 8.2(a)(iii).

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“Real Property” means all of the Borrower’s present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the “Premises”), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefitting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Banks” means such banks (other than Citibank, N.A.) as may be appointed by the Administrative Agent with the consent of such bank in consultation with the Borrower.

“Register” is defined in Section 14.1(c).

“Registration Statement” means Form 10, GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934, filed by the Company with the Securities and Exchange Commission on December 24, 2013, as amended from time to time prior to the date of this Agreement.

“Regulation A” means Regulation A of the Federal Reserve Board as in effect from time to time.

“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.

“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

“Remedial Action” means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

“Reportable Event” means any of the events described in Section 4043(b) of ERISA and the regulations having the force of law promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

“Requisite Lenders” means, at any time, Lenders having Exposures, representing more than 51% of the sum of the total Exposures at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Requisite Lenders” means Lenders (excluding all Defaulting Lenders) having Exposures representing more than 51% of the sum of the total Exposures of such Lenders (excluding all Defaulting Lenders) at such time.

“S&P” means Standard & Poor’s Ratings Service.

“Sanctioned Person” means, at any time, any Person listed in any Sanctions-related list of designated Persons maintained by, or otherwise the subject of a Sanctions program administered by, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Glimcher Indebtedness” means any Indebtedness of the Acquired Business or its Subsidiaries outstanding on the Closing Date listed on Schedule 1.1.4-B; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $275,000,000, and provided, further, that such Indebtedness shall cease to be Scheduled Glimcher Indebtedness upon obtaining the required consents, or upon being paid or defeased in full, pursuant to Section 9.11.

“Screen Rate” means, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (“ICE LIBOR”) for deposits in Dollars (for delivery on the first day of such Interest Period) for a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) (the “Published Screen Rate”); provided, however, that if the Published Screen Rate is not available for a period corresponding to the relevant Interest Period but is available for other periods, then “Screen Rate” shall mean the Interpolated Rate.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities” means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities,” including, without limitation, any “security” as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Senior Managing Agents” means the financial institutions listed on the cover page to this Agreement as “Senior Managing Agents.”

“Solvent,” when used with respect to the Borrower, means that at the time of determination:

(a)           the fair value of the property of the Borrower (including, for the avoidance of doubt, property consisting of the residual equity value of the

Borrower’s subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of the Borrower;

(b)           the present fair salable value of the assets of the Borrower (including, for the avoidance of doubt, property consisting of the residual equity value of the Borrower’s subsidiaries) is greater than the amount that will be required to pay the probable liability of the Borrower on the sum of its debts and other liabilities, including contingent liabilities;

(c)           the Borrower has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Borrower’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise);

(d)           the Borrower does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the Projections) and are proposed to be conducted following the Closing Date;

(e)           the Borrower is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; and

(f)            the Borrower is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.

As used in this definition, “Borrower” refers to the Borrower and its subsidiaries on a consolidated basis.

“Specified Representations” means the representations and warranties of the Borrower in Section 7.1(a)(i)(A), Section 7.1(b)(ii), Section 7.1(b)(iii), Section 7.1(d)(i), Section 7.1(r), Section 7.1(s), Section 7.1(w), Section 7.1(x) and Section 7.1(y).

“Specified Time” means in relation to a Loan, as of 11:00 a.m., London time.

“SPG” is defined in the definition of “Affiliate.”

“SPG Businesses” means the ninety-eight (98) Projects in which the Borrower owns the interest previously owned by SPG.

“Strip Center EBITDA” means that portion of Combined EBITDA which represents net revenues earned from strip centers, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.

“Subsidiary” of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Allowance” means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

“TI Work” means any construction or other “build-out” of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant’s furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

“Total Adjusted Outstanding Indebtedness” means, for any period, the sum of (i) the amount of Indebtedness of the General Partner and the Borrower and the Borrower’s pro rata share of the Indebtedness of the other Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower and (ii) the outstanding amount of Minority Holding Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination.

“Transaction” means the Acquisition, the entering into and funding of this Facility, the issuance and sale of the Transaction Notes, the Equity Issuance and all related transactions, including the financing of the Acquisition, repayment or redemption of certain indebtedness or preferred equity of the Acquired Business and its subsidiaries, and the costs and expenses related to the Transaction from sources including:

(a)           available cash on hand of the Company and its Subsidiaries and the Acquired Business and its Subsidiaries;

(b)           the assumption or refinancing of certain secured indebtedness of the Acquired Business and its Subsidiaries;

(c)           proceeds from sales of property or assets to Simon Property Group, Inc. or any of its affiliates;

(d)           the issuance and sale by the Borrower of senior unsecured notes (the “Transaction Notes”);

(e)           the issuance and sale by the Company of common equity interests in the Company (the “Equity Issuance”); and

(f)            up to $1.25 billion in Loans under the Facility.

“Transaction Notes” is defined in the definition of “Transaction.”

“Total Outstanding Unsecured Indebtedness” means that portion of Total Adjusted Outstanding Indebtedness that is not secured by a Lien.

“Unencumbered Asset” is defined in the definition of “Unencumbered Combined EBITDA.”

“Unencumbered Capitalization Value” means the sum of (i) Unencumbered Combined EBITDA capitalized at the applicable Capitalization Rate, (ii) Cash and Cash Equivalents, and (iii) Construction Asset Cost for Unencumbered Assets, and (iv) Unencumbered Assets that are undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value and limited to 5%.  The Capitalization Value of any individual Unencumbered Asset is limited to 10% of Unencumbered Capitalization Value (including such Property).  The sum of Unencumbered Capitalization Value from undeveloped land, Properties located outside the United States and Canada, ground-leased Properties, non-retail Properties, non-wholly owned Properties and Construction Asset Cost is limited to 20% of Unencumbered Capitalization Value (including such Property).  The aggregate Occupancy Rate of the Unencumbered Assets (determined on the basis of the aggregate gross leasable area of such Unencumbered Assets) taken into account in determining Unencumbered Capitalization Value hereunder shall not be less than 80%.  Accordingly, if such aggregate Occupancy Rate is less than 80% when taking into account all of the Unencumbered Assets, a sufficient number of Projects having the lowest Occupancy Rates shall be excluded from the determination such that the 80% Occupancy Rate requirement is satisfied.

“Unencumbered Combined EBITDA” means that portion of Combined EBITDA which represents revenues earned from third party property and asset management (up to 5% of Combined EBITDA) or from Real Property that is not subject to or encumbered by Secured Indebtedness and is not subject to any agreements (other than those agreements more particularly described on Schedule 1.1.5), the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon (such Real Property, an “Unencumbered Asset”), calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.  For the avoidance of doubt, provisions in any agreement that are substantially similar to (but not materially more restrictive than) any provisions herein or that condition the ability to encumber assets upon the maintenance of one or more specified ratios but that do not generally prohibit the encumbrance of assets, or the encumbrance of specific assets shall not constitute provisions the effect of which would be to restrict, directly or indirectly, the ability of the owner of a Property from granting Liens thereon.

“Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

“Unrestricted Cash” means Cash and Cash Equivalents that are not subject to any pledge, lien or control agreement, less (i) $40,000,000, (ii) amounts normally and customarily set aside by Borrower for operating, capital and interest reserves, and (iii) amounts placed with third parties as deposits or security for contractual obligations; provided, however, that the sum of (i), (ii) and (iii) shall in no event exceed the total Cash and Cash Equivalents.

“Unsecured Indebtedness” means any Indebtedness not secured by a Lien.

“Unsecured Interest Expense” means the interest expense incurred on the Total Outstanding Unsecured Indebtedness.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.1(f)(ii)(B)(3).

1.2          Computation of Time Periods.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.  Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

1.3          Accounting Terms.  Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.4          Other Terms.  All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

ARTICLE II

AMOUNTS AND TERMS OF LOANS

2.1          Loans.

(a)           Availability of Loans.

(i)            Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans in a single Borrowing (each individually, a “Loan” and, collectively, the “Loans”), to the Borrower on the Closing Date in an aggregate principal amount specified by the Borrower not exceeding such Lender’s Commitment.  All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares for the Facility, it being understood that, subject to the terms of the Commitment Letter, no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of any such failure.  The Loans, or any portion thereof, may be either a Base Rate Loan or a Eurodollar Rate Loan, as determined by the Borrower in any Notice of

Borrowing, any Notice of Conversion/Continuation or as otherwise provided in this Agreement.

(ii)           The Borrower may not reborrow the Loans following any repayment thereof.

(b)           Termination or Reduction of the Commitments.  Each Lender’s Commitment shall terminate upon its funding of its Loans on the Closing Date in accordance with this Section 2.1; provided that the foregoing shall not excuse a Defaulting Lender from liability for a failure to fund its Commitment.  The Commitments, once terminated pursuant to this Section 2.1(b), may not be increased or reinstated.

(c)           Notice of Borrowing.  When the Borrower desires to borrow under this Section 2.1, it shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (i) no later than 12:00 noon (New York time) on the proposed Closing Date, in the case of a Borrowing of Base Rate Loans and (ii) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Closing Date, in the case of a Borrowing of Eurodollar Rate Loans.  Such Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (iv) instructions for the disbursement of the proceeds of the proposed Borrowing and (v) whether such notice is conditioned on (a) the consummation of the Acquisition or (b) the occurrence of any event, the occurrence of which is, at least in part, outside of the reasonable control of the Borrower, and if such notice is so conditioned, a description of such event.

(d)           Making of Loans.

(i)            Promptly after receipt of a Notice of Borrowing under Section 2.1(c), the Administrative Agent shall notify each applicable Lender by facsimile transmission, or other similar form of written transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Closing Date for such Loans). Each Lender shall deposit an amount equal to its applicable Pro Rata Share (if any) of the Borrowing requested by the Borrower with the Administrative Agent at its office in New York, New York, in immediately available funds in Dollars, not later than 12:00 noon (New York time), or in the case of a Borrowing of Base Rate Loans for which the Notice of Borrowing was given on such Closing Date, 2:00 p.m. (New York time).  Subject to the fulfillment of the conditions precedent set forth in Section 6.1, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent’s office in New York, New York on such Closing Date and shall disburse such proceeds in accordance with the Borrower’s disbursement instructions set forth in the applicable Notice of Borrowing.  The failure of any Lender to deposit the amount described above with the Administrative Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Closing Date.  In the event the conditions precedent set forth in Section 6.1 are not fulfilled as of the proposed Closing Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

(ii)           Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the Closing Date (or, in the case of a Borrowing of Base Rate Loans for which the Notice of Borrowing was given on such Closing Date, by 2:00 p.m. (New York time) on such Closing Date) in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on such Closing Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Closing Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Closing Date.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loan.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the interest rate applicable to such Borrowing shall be as requested by the Borrower in the applicable Notice of Borrowing.  This Section 2.1(d)(ii) does not relieve any Lender of its obligation to make its Loan on the Closing Date.

2.2          [Reserved].

2.3          Use of Proceeds of Loans.  The proceeds of the Loans shall be used to finance the Acquisition, the repayment or redemption of certain indebtedness or preferred equity of the Acquired Business and its subsidiaries, and to pay costs and expenses related to the Transaction.

2.4          Maturity Date.  All outstanding Loans shall be paid in full on the Maturity Date.

2.5          Authorized Agents.  On or before the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent a certificate of the Secretary or Assistant Secretary of the Company setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent.  The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents.  The Agents and the Lenders shall be entitled to rely conclusively on such employee’s or agent’s authority to request such Loan or such conversion/continuation until the Administrative Agent and the Arrangers receive written notice to the contrary.  None of the Administrative Agent or the Arrangers shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a conversion/continuation, the Administrative Agent and the Arrangers shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower.  None of the Administrative Agent, the Arrangers or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or the Arrangers believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent, each Arranger and each other Lender from any loss or expense the Administrative Agent, the Arrangers or the Lenders might incur in acting in good faith as provided in this Section 2.5.

ARTICLE III

[RESERVED]

ARTICLE IV

PAYMENTS AND PREPAYMENTS

4.1          Prepayments.

(a)                 Voluntary Prepayments.  The Borrower may, at any time and from time to time, prepay the Loans in part or in their entirety, subject to the following limitations.  The Borrower shall give at least one (1) Business Day’s prior written notice, in the case of Base Rate Loans, and at least three (3) Business Days’ prior written notice, in the case of Eurodollar Rate Loans, to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment.  When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date.  Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 (or the remaining balance of the applicable Loans, if less), together with accrued and unpaid interest to the prepayment date .  Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f).

(b)                 Mandatory Prepayments.  The Borrower shall prepay the Loans within three (3) Business Days following receipt of the amounts in the following clauses (A), (B), (C) and (D) (provided that Net Cash Proceeds received from the issuance and sale of the Transaction Notes shall be applied immediately upon receipt thereof).

(A)          Unless such Net Cash Proceeds are reinvested (or committed to be reinvested) within 12 months and, if so committed to be reinvested, are actually reinvested within six months after the end of such initial 12-month period, all Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from non-ordinary course sales of property and assets of the Borrower or any of its Subsidiaries at any time after the consummation of the Transaction on the Closing Date (including sales or issuances of Equity Interests, in each case to third parties, by Subsidiaries of the Borrower (but excluding (i) sales of inventory or other dispositions of inventory or other assets or factoring of accounts receivable in the ordinary course of business, (ii) Net Cash Proceeds from other sales of property or assets of the Borrower and dispositions by the Borrower, or Subsidiaries of the Borrower, to the extent the repatriation of the proceeds of such dispositions, or otherwise using the proceeds of such a sale to repay the Loans, would result in adverse tax consequences as reasonably determined by the Borrower, as applicable, (iii) intercompany transactions among the Borrower and its Subsidiaries, and (iv) sales of property and assets the Net Cash Proceeds of which do not exceed $250,000,000 in the aggregate)); provided that any proceeds from sales of property or assets to Simon Property Group, Inc. or any of its affiliates, to the extent that such proceeds are used to finance a portion of the Transaction, shall not be required to be applied to prepay the Loans; provided, further, that this provision shall include a dollar-for-dollar credit for any repayment of any borrowings under the Existing Credit Agreement that were specifically designated by the Borrower for application (and actually applied on the Closing Date) to finance a portion of the Transaction; provided still further that the Net Cash Proceeds of the sale of membership interests in, or assets of, the joint venture previously described to the Lead Arranger by the Company that is intended to be formed on or around the Closing Date (the “JV”) shall be excluded from this clause (A) (and any such Net Cash Proceeds shall, for the avoidance of doubt, be governed by clause (D) below),

(B)          all Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from the issuance or incurrence at any time after the consummation of the Transaction on the Closing Date of additional Indebtedness for borrowed money of the Borrower or any of its Subsidiaries other than Excluded Debt,

(C)          all Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from the issuance of any public or Rule 144A common equity or preferred equity (including preferred equity convertible into common stock) by the Company at any time after the consummation of the Transaction on the Closing Date (other than (i) equity issued to the sellers of the Acquired Business pursuant to the Merger Agreement or (ii) equity issued pursuant to any employee equity compensation plan or agreement or other employee equity compensation arrangement, any employee benefit plan or agreement or other employee benefit arrangement or any non-employee director equity compensation plan or agreement or other nonemployee director equity compensation arrangement or pursuant to the exercise or vesting of any employee or director stock options, restricted stock or restricted stock units, warrants or other equity awards or pursuant to dividend reinvestment programs), and

(D)          all Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from the sale of membership interests in the JV or assets of the JV.

(c)                 No Penalty.  The prepayments and payments described in clause (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

4.2          Payments.

(a)                 Manner and Time of Payment.  All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Arrangers or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent, an Arranger, or such other Lender, as the case may be; and funds received by the Administrative Agent (or such Arranger), including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day.  All payments shall be in Dollars.  Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof, in immediately available funds.

(b)           Apportionment of Payments.  (i)  Subject to the provisions of Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective applicable Pro Rata Shares or otherwise as provided herein.  Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied in the following order:

(A)          to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than itself for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower,

(B)          to pay all other Obligations then due and payable and

(C)          as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans, with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

(ii)           After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations and any amounts received as a result of the exercise of remedies pursuant to Sections 11.2 and 14.5, in the following order:

(A)          first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than itself for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

(B)          second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

(C)          [Reserved];

(D)          third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and the other Agents;

(E)           fourth, to pay interest due in respect of Loans;

(F)           fifth, to the ratable payment or prepayment of principal outstanding on Loans; and

(G)          sixth, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Arrangers, the other Lenders and other Holders as among themselves.  The order of priority set forth in clauses (C) through (G) of this Section 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender, or any other Person.  The order of priority set forth in clauses (A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

(iii)          [Reserved].

(iv)          Subject to Section 4.2(b)(v), the Administrative Agent shall promptly distribute to each Arranger and each other Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

(v)           In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a “Non Pro Rata Loan”), until such Defaulting Lender’s cure of such failure  the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Defaulting Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower or by the Administrative Agent on behalf of such Defaulting Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Defaulting Lender in satisfaction of such other Obligations.  Notwithstanding anything in this Agreement to the contrary:

(A)          the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

(B)          a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender’s original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

(C)          amounts advanced to the Borrower to cure, in full or in part, any such Lender’s failure to fund its Pro Rata Share of any Loan (“Cure Loans”) shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

(D)          regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.

(c)                 Payments on Non-Business Days.  Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(ii), the next preceding Business Day).

4.3          Promise to Repay; Evidence of Indebtedness.

(a)                 Promise to Repay.  The Borrower hereby promise to pay when due the principal amount of each Loan which is made to it, and further agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the outstanding Loans of such Lender.

(b)           Loan Account.  Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.  Notwithstanding the foregoing, the failure by any Lender to maintain a Loan Account shall in no way affect the Borrower’s obligations hereunder, including, without limitation, the obligation to repay the Obligations.

(c)           Control Account.  The Register maintained by the Administrative Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder and the type of Loan comprising such Borrowing, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(d)           Entries Binding.  The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

(e)           No Recourse to Limited Partners or General Partner.  Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that nothing herein or in the Notes shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner, to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Loans (in which case such liability shall extend to the Person(s) committing such fraud, misappropriation or misapplication, but not to any other Person described above); but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent, any other Agent or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner (or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner) to pay money.

ARTICLE V

INTEREST AND FEES

5.1          Interest on the Loans and other Obligations.

(a)                 Rate of Interest.  All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

(i)            If a Base Rate Loan or an Obligation other than a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans; and

(ii)           If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the then Applicable Margin for Eurodollar Rate Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and further provided that, from and after the occurrence of an Event of Default or a Potential Event of Default, each Eurodollar Rate Loan then outstanding may, at the Administrative Agent’s option, convert to a Base Rate Loan.  If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

(b)           Interest Payments.  (i)  Interest accrued on each Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, and (B) if not theretofore paid in full, on the maturity date (whether by acceleration or otherwise) of such Loan.

(ii)           Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

(c)           Conversion or Continuation.  (i)  The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Interest Periods which expire on the same date to Base Rate Loans, on such expiration date; and (C) to continue all or any part of outstanding Eurodollar Rate Loans having Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing.  Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

(ii)           To convert or continue a Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date.  A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, and (C) whether such Loan shall be converted and/or continued.  In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 5.1(c)(ii), if the Borrower confirms such notice by delivery of the Notice of Conversion/Continuation to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day.  Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation.  Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.  In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Interest Period applicable thereto, such Loans shall automatically be continued as Eurodollar Rate Loans with an Interest Period of three months; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (x) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (y) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing.

(d)           Default Interest.  Notwithstanding the rates of interest specified in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) two percent (2.0%) per annum.

(e)           Computation of Interest.  Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days.  In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on such Loan.

(f)            Eurodollar Rate Information.  Upon the reasonable request of the Borrower from time to time, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

5.2          Special Provisions Governing Eurodollar Rate Loans .

(a)                 Amount of Eurodollar Rate Loans.  Each Eurodollar Rate Loan shall be in a minimum aggregate principal amount of $1,500,000.

(b)           Determination of Interest Periods.  Each interest period relating to the Eurodollar Rate Loans or any portion thereof (each, an “Interest Period”)  shall be three months in duration and shall be subject to the following provisions:

(i)            In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(ii)           If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Interest Period shall expire on the immediately preceding Business Day;

(iii)          No Interest Period shall extend beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and

(iv)          There shall be no more than eight (8) Interest Periods in effect at any one time.

(c)           Determination of Eurodollar Interest Rate.  As soon as practicable on the second Business Day prior to the first day of each Interest Period (the “Eurodollar Interest Rate Determination Date”), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of “Eurodollar Rate”) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.  The Administrative Agent’s determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower and each Lender.

(d)           Market Disruption and Alternate Rate of Interest.  (i)  If at the time that the Administrative Agent shall seek to determine the Screen Rate as provided in the definition of “Eurodollar Rate” herein for any Interest Period for a Borrowing of Eurodollar Rate Loans the Screen Rate shall not be available for such Interest Period, then such Borrowing shall be made as a Borrowing of Base Rate Loans at the Base Rate.

(ii)           If prior to the commencement of any Interest Period:

(A)          the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate ; or

(B)          the Administrative Agent is advised by the Requisite Lenders that the Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan), then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone promptly followed in writing or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (1) any Notice of Conversion/Continuation that requests the conversion of any Eurodollar Rate Loans to, or continuation of any Eurodollar Rate Loans for the applicable Interest Period, as the case may be, shall be ineffective and (2) such Borrowing shall be made as a Borrowing of Base Rate Loans.

(e)           Illegality.  (i)  If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making, converting, maintaining or continuation of any Eurodollar Rate Loan or has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

(ii)           When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower’s right to request from such Lender and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day’s prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

(iii)          If at any time after a Lender gives notice under Section 5.2(e)(i)  such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.  The Borrower’s right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

(iv)          A Lender may at its option make any Loan (a “Credit Extension”) to the Borrower by causing any domestic or foreign branch or Affiliate of such Lender (any “Lending  Office”) to make such Credit Extension; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Credit Extension in accordance with the terms of this Agreement.  Upon receipt of such notice, the Borrower shall take all reasonable actions requested by the Lender to mitigate or avoid such illegality.

(f)            Compensation.  In addition to all amounts required to be paid by the Borrower pursuant to Section 5.1 and Article XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses to third parties and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans, any losses or expenses incurred as the result of such Lender’s gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) and any administrative fees incurred in effecting such liquidation or reemployment) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/ Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/ continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), including, without limitation, pursuant to Section 5.2(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid on a date which is not the last day of the applicable Interest Period (including pursuant to Section 13.4), (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.2(d), or (iv) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement.  The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

(g)           Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates.  No Lender shall be entitled, however, to receive any greater amount under Sections 4.2 or 5.2(f)  or Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

(h)           Affiliates Not Obligated.  No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

(i)            Adjusted Eurodollar Rate.  Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

5.3          Fees.  The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a duration fee on the dates and in the amounts indicated below, calculated on the aggregate principal amount of the Loans outstanding on such dates:

Date	(bps)
180 days after the Closing Date	15
270 days after the Closing Date	25

All fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations.  Fees shall be payable to the Administrative Agent at its office in New York, New York in immediately available funds.  All fees shall be fully earned and nonrefundable when paid.  All fees due to any Arranger or any other Lender, including, without limitation, those referred to in this Section 5.3, shall bear interest, if not paid when due, at the interest rate specified in Section 5.1(d) and shall constitute Obligations.

ARTICLE VI

CONDITIONS TO LOANS

6.1          Conditions Precedent to Closing Date.  The obligation of each Lender on the Closing Date to make any Loan requested to be made by it shall be subject to the satisfaction of all of the following conditions precedent:

(a)           The Administrative Agent (or its counsel) shall have received on or before the Closing Date from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) customary written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent (or its counsel) shall have received on or before the Closing Date all Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as Exhibit E hereto, each signed on behalf of the parties thereto.

(c)           Except (a) as set forth in the Glimcher Disclosure Letter (as defined in the Merger Agreement), or (b) as disclosed in publicly available Glimcher SEC Filings (as defined in the Merger Agreement), filed with, or furnished to, as applicable, the Commission on or after January 1, 2013 and prior to the date of the Merger Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), between December 31, 2013 and the date of the Merger Agreement, except as contemplated by the Merger Agreement or as set forth in Section 4.8 of the Glimcher Disclosure Letter (as defined in the Merger Agreement), there has not been any effect, event, development or circumstance that, individually or in the aggregate with all other effects, events, developments and changes, would reasonably be expected to result in a Glimcher Material Adverse Effect (as defined in the Merger Agreement).  Since the date of the Merger Agreement, there shall not have been any event, circumstance, change, occurrence, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Glimcher Material Adverse Effect.

(d)           The Acquisition shall have been or shall be, substantially simultaneously with the initial Borrowings, consummated in accordance with the terms of the Merger Agreement (without giving effect to any amendments, modifications, supplements, waivers or consents after September 16, 2014 by the Company (including any change in the definition of Glimcher Material Adverse Effect or Sections 9.7, 9.11(c), 9.12 and 9.14 of the Merger Agreement or in the purchase price (excluding any adjustments provided for in the Merger Agreement)) that are materially adverse to the interests of the Lenders (in their capacities as such) and not approved by the Lead Arranger (which approval shall not be unreasonably withheld, conditioned or delayed)).

(e)           The Company shall have delivered to the Administrative Agent a certificate as to the financial condition and solvency of Borrower and its subsidiaries (on a consolidated basis, after giving effect to the Transaction), substantially in the form attached as Exhibit I hereto.

(f)            All fees due and payable to the Administrative Agent, the Lead Arranger and the Lenders pursuant to the Fee Letter and, to the extent invoiced at least two Business Days prior to the Closing Date, all reasonable and documented expenses to be paid or reimbursed to the Administrative Agent and the Lead Arranger on or prior to the Closing Date pursuant to the Commitment Letter, shall have been paid or shall be paid from the proceeds of the Loans.

(g)           To the extent requested at least seven Business Days prior to the Closing Date by the Lead Arranger, the Borrower shall have delivered the documentation and other information with respect to the Borrower to the Administrative Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, prior to the Closing Date.

(h)           The Lead Arranger shall have received (1) audited consolidated balance sheets and related statements of income and cash flows of the Acquired Business for its most recent two fiscal years ended at least 90 days prior to the Closing Date and (2) unaudited consolidated balance sheets and related statements of income and cash flows of the Acquired Business for each of its fiscal quarters ended after the close of its most recent fiscal year and at least 75 days prior to the Closing Date (but excluding the fourth quarter of any fiscal year).  The Acquired Business’s filing of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (1) or (2) as applicable, of this paragraph.

(i)            The Specified Representations shall be true and correct in all material respects as of the Closing Date.

(j)            The Merger Agreement Representations shall be true and correct in all respects as of the Closing Date.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1          Representations and Warranties of the Borrower.  In order to induce the Lenders to enter into this Agreement and to make the Loans to the Borrower, the Borrower hereby represents and warrants on the Closing Date, subject to the last paragraph of this section, to each Lender that the following statements are true, correct and complete:

(a)           Organization; Powers.  (i)  The Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Indiana, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) [reserved], (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (E) is a partnership for federal income tax purposes.

(ii)           The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

(iii)          True, correct and complete copies of the Organizational Documents identified on Schedule 7.1-A have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth indicated therein and, to the best of the Borrower’s knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

(iv)          Neither the Borrower nor the Company is a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(b)           Authority.  (i)  The Company has the requisite power and authority to execute, deliver and perform this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement.  The Company is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and is the sole general partner of the Borrower.

(ii)                           The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower’s partnership powers, have been duly authorized by all necessary partnership or other applicable action (and, in the case of the Company acting on behalf of the Borrower in connection therewith, all necessary corporate action of the Company) and such authorization has not been rescinded.  No other partnership or corporate action or proceedings on the part of the Borrower or the Company is necessary to consummate such transactions.

(iii)                          Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law, is in full force and effect.

(iv)                          No Potential Event of Default, Event of Default or breach of any covenant by the Borrower or any Subsidiary of the Borrower exists under any Loan Document.

(c)           Subsidiaries; Ownership of Capital Stock and Partnership Interests.  (i)  Schedule 7.1-C (A) contains a chart, together with lists, indicating the corporate structure of the Company, the Borrower, and any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of Securities of the Company, the Borrower and the Subsidiaries of the Borrower and the owners of such shares or interests (provided, however, that the shareholders of the Company and the limited partners of the Borrower are not listed thereon).  None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on Schedule 7.1-C.  The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and its Subsidiaries are duly authorized and validly issued.  Attached hereto as part of Schedule 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date.

(ii)                           Except where failure may not have a Material Adverse Effect, each Subsidiary:  (A) is a corporation, limited liability company or partnership, as indicated on Schedule 7.1-C, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite power and authority to own and operate its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

(d)                 No Conflict.  The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not (i) conflict with the Organizational Documents of the Borrower or any Subsidiary of the Borrower, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or (except with respect to any Scheduled Glimcher Indebtedness) Contractual Obligation of the Borrower, the Company, any Limited Partner, any Subsidiary of the Borrower,

or any general or limited partner of any Subsidiary of the Borrower, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, the Company, any Limited Partner, any Subsidiary of the Borrower, or any general partner or limited partner of any Subsidiary of the Borrower, or (iv) require any approval of shareholders of the Company or any general partner (or equity holder of any general partner) of any Subsidiary of the Borrower.

(e)           Governmental Consents.  The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

(f)            Governmental Regulation.  Neither the Borrower nor the Company is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

(g)           Financial Position.  Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: (i) audited combined financial statements of the SPG Businesses for the calendar year ended December 31, 2013;  (ii) unaudited pro forma combined financial statements of the Company and its Subsidiaries for the calendar year ended December 31, 2013 and (iii) unaudited consolidated financial statements of the Company for the fiscal quarter ended September 30, 2014. All financial statements included in such materials (subject, in the case of the unaudited consolidated financial statements of the Company for the fiscal quarter ended September 30, 2014, to normal adjustments) were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects on a pro forma basis the respective consolidated financial positions, and the consolidated results of operations and cash flows (except that the unaudited pro forma combined financial statements of the Borrower and its Subsidiaries for the calendar year ended December 31, 2013 do not include a statement of cash flows) for each of the periods covered thereby of the SPG Businesses and the Company and its Subsidiaries, as applicable, as at the respective dates thereof.  Neither the Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in the Company’s audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

(h)                 Indebtedness.  Schedule 7.1-H sets forth, as of September 30, 2014, all Indebtedness for borrowed money of each of the Borrower, the Company and their respective Subsidiaries and, except as set forth on Schedule 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness or the incurrence of any Indebtedness permitted by this Agreement) since September 30, 2014, which, in the case of

Non-Recourse Indebtedness only, will have or is reasonably likely to have, in any of such cases, a Material Adverse Effect.

(i)            Litigation; Adverse Effects.  Except as set forth in Schedule 7.1-I, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower, or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to result in a loss in excess of $30,000,000, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty.  There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower.  None of the Company, the Borrower, or any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

(j)            No Material Adverse Effect.  Since December 31, 2013, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

(k)           Tax Examinations.  The IRS has examined (or is foreclosed from examining by applicable statutes) the federal income tax returns of any of the Company’s, the Borrower’s or its Subsidiaries’ predecessors in interest with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 2009 and the appropriate state Governmental Authority in each state in which the Company’s, the Borrower’s or its Subsidiaries’ predecessors in interest with respect to the Projects were required to file state income tax returns has examined (or is foreclosed from examining by applicable statutes) the state income tax returns of any of such Persons with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 2009.  All deficiencies which have been asserted against such Persons as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of such Persons to the extent, if any, required by GAAP.  No such Person has taken any reporting positions for which it does not have a reasonable basis nor anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

(l)            Payment of Taxes.  All tax returns, reports and similar statements or filings of each of the Persons described in Section 7.1(k), the Company, the Borrower and its Subsidiaries required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect.  All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove.  The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

(m)          Performance.  Neither the Company, the Borrower nor any of their Affiliates has received any notice, citation or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Properties is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

(n)           Disclosure.  The representations and warranties of the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading.  The Borrower has not intentionally withheld any fact from the Administrative Agent, any other Agent or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect.  Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (n) with respect to its projections of future events.

(o)           Requirements of Law.  The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

(p)           Environmental Matters.

(i)            Except as disclosed on Schedule 7.1-P or except where failure is not reasonably likely to have a Material Adverse Effect:

(A)          the operations of the Borrower, each of its Subsidiaries, and their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law;

(B)          the Borrower and each of its Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits;

(C)          none of the Borrower or any of its Subsidiaries or any of their respective present or past Property or operations are subject to or are the subject of any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement by any Governmental Authority respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law;

(D)          none of the Borrower or any of its Subsidiaries has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

(E)           none of the Borrower’s or any of its Subsidiaries’ present or past Property is listed or proposed for listing on the National Priorities List (“NPL”) pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar state list of sites requiring Remedial Action;

(F)           neither the Borrower nor any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

(G)          to the best of Borrower’s knowledge, there is not now, and to Borrower’s knowledge there has never been on or in any Project (I) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (II) any landfill, waste pile, or surface impoundment; (III) any underground storage tanks the presence or use of which is or, to Borrower’s knowledge, has been in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment, in all cases, which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters;

(H)          neither the Borrower nor any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

(I)            neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

(J)            no Environmental Lien has attached to any Property of the Borrower or any Subsidiary of the Borrower;

(K)          no Property of the Borrower or any Subsidiary of the Borrower is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has fully complied with the requirements of such acts; and

(L)           neither the Borrower nor any of its Subsidiaries owns or operates, or, to Borrower’s knowledge has ever owned or operated, any underground storage tank, the presence or use of which is or has been in violation of applicable Environmental, Health or Safety Requirements of Law, at any Project.

(ii)           the Borrower and each of its Subsidiaries are conducting and will continue to conduct their respective businesses and operations and maintain each Project in compliance in all material respects with applicable Environmental, Health or Safety Requirements of Law and no such Person has been, and no such Person has any reason to believe that it or any Project will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect.

(q)                 ERISA.  Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan subject to Title IV of ERISA or Multiemployer Plan other than those listed on Schedule 7.1-Q hereto.  Each such Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect.  Except as disclosed in Schedule 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.  The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans.  No Plan has failed to meet the minimum funding standards of Sections 302 of ERISA and 412 of the Internal Revenue Code and no application for a minimum funding waiver has been made with respect to a Plan.  Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code which could reasonably be expected to result in liability to the Borrower or (ii) has taken or failed to take any action which would constitute or result in a Termination Event.  Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA.  Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.  Schedule B to the most recent annual report filed with the IRS with respect to each Plan and furnished to the Administrative Agent is complete and accurate in all material respects.  Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B.  Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan.

(r)            Securities Activities.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(s)            Solvency.  Before and after giving effect to the Transaction (and the Loans made and other obligations incurred or to be incurred on the Closing Date), the Borrower is Solvent.

(t)            Insurance.  Schedule 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof.  Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries.

(u)           REIT Status.  The Company qualifies as a REIT under the Internal Revenue Code.

(v)           Ownership of Projects, Minority Holdings and Property.  Ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the Company.

(w)          OFAC.  The Borrower has implemented and maintains in effect policies and procedures designated to ensure compliance by the Borrower, its Subsidiaries (excluding the Acquired Business and its Subsidiaries) and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries (excluding the Acquired Business and its Subsidiaries) and their respective officers and, to the extent that non-compliance by any employee is materially adverse to the Lenders, such employees, and to the knowledge of the Borrower, its directors and agents, are in compliance with

Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Borrower, any Subsidiary (excluding the Acquired Business and its Subsidiaries), or to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or, to the extent materially adverse to the Lenders, employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary (excluding the Acquired Business and its Subsidiaries) that will act in any capacity in connection with or benefit from the loan facility established hereby, is a Sanctioned Person. No Loan (directly or indirectly), use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(x)           Patriot Act.  Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower is in compliance with the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(y)           Investment Company Act.  The Borrower is not an Investment Company, as such term is defined in the Investment Company Act of 1940, as amended.

Notwithstanding anything else herein, the Borrower may elect by notice to the Administrative Agent not to make any representation and warranty in this Section 7.1 on the Closing Date other than any Specified Representation.  In the event the Borrower makes such election, such representation and warranty (other than any Specified Representation) shall not be required to be made on the Closing Date and, following the funding of the Loans, there shall exist an Event of Default pursuant to Section 11.1(c).

ARTICLE VIII

REPORTING COVENANTS

The Borrower covenants and agrees that until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

8.1          Borrower Accounting Practices.  The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP as in effect from time to time, and each of the financial statements and reports described below shall be prepared from such system and records and in form reasonably satisfactory to the Administrative Agent.

8.2          Financial Reports.  The Borrower shall deliver or cause to be delivered to the Administrative Agent:

(a)                 Quarterly Reports.

(i)            Borrower Quarterly Financial Reports.  As soon as practicable, and in any event within (A) ninety (90) days after the end of each fiscal quarter ending in 2014 beginning with the quarter ending June 30, 2014; and (B) fifty (50) days after the end of each fiscal quarter in each Fiscal Year thereafter (other than the last fiscal quarter in each

Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

(ii)                                  Company Quarterly Financial Reports.  As soon as practicable, and in any event within (A) ninety (90) days after the end of each fiscal quarter ending in 2014; and (B) fifty (50) days after the end of each fiscal quarter in each Fiscal Year thereafter (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company, the Borrower and its Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company, the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

(iii)                               Quarterly Compliance Certificates.  Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 8.2, the Borrower shall deliver Officer’s Certificates, substantially in the form of Exhibit F attached hereto of the Borrower and the Company (the “Quarterly Compliance Certificates”), signed by the Borrower’s and the Company’s respective Authorized Financial Officers representing and certifying (1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrower and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partner and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower’s outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) a schedule of Mall EBITDA, and (7) a schedule of Strip Center EBITDA.

(b)                                                   Annual Reports.

(i)                                     Borrower Financial Statements.  As soon as practicable, and in any event within (A) one hundred twenty (120) days after the end of the 2014 Fiscal Year; and (B) ninety-five (95) days after the end of each Fiscal Year thereafter, (i) the Financial Statements of the Borrower and its Subsidiaries as at the end of such Fiscal Year, (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be without a “going concern” or like qualification or exception or a qualification or exception as to the scope of such audit and shall state that such financial statements fairly present the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the General Partner or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein).  The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Borrower, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

(ii)                                  Company Financial Statements.  As soon as practicable, and in any event within (A) one hundred twenty (120) days after the end of the 2014 Fiscal Year; and (B) ninety-five (95) days after the end of each Fiscal Year thereafter, (i) the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be without a “going concern” or like qualification or exception or a qualification or exception as to the scope of such audit and shall state that such financial statements fairly present the consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements.  The Administrative Agent and each Lender (through the

Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

(iii)                               Annual Compliance Certificates.  Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), the Borrower shall deliver Officer’s Certificates of the Borrower and the Company (the “Annual Compliance Certificates” and, collectively with the Quarterly Compliance Certificates, the “Compliance Certificates”), signed by the Borrower’s and the Company’s respective Authorized Financial Officers, representing and certifying that (1) the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the General Partner, the Borrower and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partner and/or the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower’s outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) a schedule of Mall EBITDA, (7) a schedule of Strip Center EBITDA, and (8) a schedule of the estimated taxable income of the Borrower for such fiscal year.

(iv)                              Tenant Bankruptcy Reports.  As soon as practicable, and in any event within (A) one hundred twenty (120) days after the end of the 2014 Fiscal Year; and (B) ninety-five (95) days after the end of each Fiscal Year thereafter, the Borrower shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies 3% or more of the gross leasable area in the Projects in the aggregate.

8.3                               Events of Default.  Promptly upon the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice to the Borrower with respect to a claimed Event of Default or Potential Event of Default under this Agreement; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

8.4                               Lawsuits.  Promptly upon the Borrower’s obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower’s reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $15,000,000 or more and is not covered by Borrower’s insurance, the Borrower shall give written notice thereof to the Administrative Agent and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

8.5                               ERISA Notices.  The Borrower shall deliver or cause to be delivered to the Administrative Agent, at the Borrower’s expense, the following information and notices as soon as reasonably possible, and in any event:

(a)                                                   within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

(b)                                 within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

(c)                                  within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Plan subject to Title IV of ERISA;

(d)                                 within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

(e)                                  within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

(f)                                   within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Plan subject to Title IV of ERISA or Multiemployer Plan or the establishment of any new Plan subject to Title IV of ERISA or the commencement of contributions to any Plan subject to Title IV of ERISA or Multiemployer Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

(g)                                  within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice;

(h)                                 within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

(i)                                     within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

(j)                                    within fifteen (15) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

(k)                                 within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings. For purposes of this Section 8.5, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the “Administrator” of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

8.6                               Environmental Notices.  The Borrower shall notify the Administrative Agent in writing, promptly upon any representative of the Borrower or other employee of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

(a)                                                   notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

(b)                                 notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which is reasonably likely to result in a Material Adverse Effect;

(c)                                  notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

(d)                                 notice of violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law which is reasonably likely to result in a Material Adverse Effect;

(e)                                  any condition which might reasonably result in a violation by the Borrower or any Subsidiary of the Borrower of any Environmental, Health or Safety Requirement of Law, which violation would result in a Material Adverse Effect;

(f)                                   commencement of or written notice of intent to commence any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect;

(g)                                  new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

(h)                                 any proposed acquisition of stock, assets, real estate, or leasing of Property, or any other action by the Borrower or any of its Subsidiaries that could subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which could result in a Material Adverse Effect.

8.7                               Labor Matters.  The Borrower shall notify the Administrative Agent in writing, promptly upon the Borrower’s learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons’ and other facilities) which is reasonably likely to result in a Material Adverse Effect.

8.8                               Notices of Asset Sales and/or Acquisitions.  The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following upon the occurrence thereof:  (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $500,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $500,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $500,000,000.

8.9                               Tenant Notifications.  The Borrower shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than 5% of the Borrower’s share of consolidated minimum rent is attributable.

8.10                        Other Reports.  The Borrower shall deliver or cause to be delivered to the Administrative Agent and the other Lenders to the extent not publicly available electronically at www.sec.gov or www.washingtonprime.com (or successor web sites thereto), copies of all financial statements, reports, notices and other materials, if any, sent or made available generally by any General Partner and/or the Borrower to its respective Securities holders or filed with the Commission, all press releases made available generally by any General Partner and/or the Borrower or any of its Subsidiaries to the public concerning material developments in the business of any General Partner, the Borrower or any such Subsidiary and all notifications received by the General Partner, the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

8.11                        Other Information.  Promptly upon receiving a request therefor from the Administrative Agent or any Arranger, the Borrower shall prepare and deliver to the Administrative Agent and the other Lenders such other information with respect to any General Partner, the Borrower, or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent, any Arranger or any Lender.

ARTICLE IX

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

9.1                               Existence, Etc.  The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence or existence as a limited partnership or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

9.2                               Powers; Conduct of Business.  The Borrower shall remain qualified, and shall cause each of its Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing, except where the failure to remain so qualified is not likely to have a Material Adverse Effect.

9.3                               Compliance with Laws, Etc.  The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental, Health or Safety Requirements of Law affecting such Person or the business, Property, assets or operations of such Person.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

9.4                               Payment of Taxes and Claims.  The Borrower shall pay, and shall cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.3 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower’s or any of the Borrower’s Subsidiaries’ Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

9.5                               Insurance.  The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on Schedule 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent.  All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agent.

9.6                               Inspection of Property; Books and Records; Discussions.  The Borrower shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any other Agent or other Lender to visit and inspect any of the Projects or inspect the MIS of the Borrower or any of its Subsidiaries which relates to the Projects, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all with a representative of the Borrower present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested.  Each such visitation and inspection shall be at such visitor’s expense.  The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

9.7                               ERISA Compliance.  The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where failure to do so is not reasonably likely to result in liability to the Borrower or an ERISA Affiliate of an amount in excess of $5,000,000.

9.8                               Maintenance of Property.  The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair and in a businesslike manner, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in a businesslike manner; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary.  Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

9.9                               Company Status.  The Company shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange; (2) maintain its status as a REIT under the Internal Revenue Code, (3) retain direct or indirect management and control of the Borrower, and (4) own, directly or indirectly, no less than ninety-nine percent (99%) of the equity Securities of any other General Partner of the Borrower.

9.10                        Ownership of Projects, Minority Holdings and Property.  The ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by any General Partner.

9.11                        Lender Consents.  Within 30 days after the Closing Date, the Borrower and/or its Subsidiaries shall have obtained all consents to permit the Acquisition required by the terms of the applicable Scheduled Glimcher Indebtedness, or shall have paid or defeased in full such Scheduled Glimcher Indebtedness.

ARTICLE X

NEGATIVE COVENANTS

Borrower covenants and agrees that it shall comply with the following covenants until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

10.1                        Indebtedness.  (a)  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(i)                                     Indebtedness which, when aggregated with Total Adjusted Outstanding Indebtedness as of the time of incurrence, creation or assumption thereof, would not cause Total Adjusted Outstanding Indebtedness to exceed sixty percent (60%) of Capitalization Value; provided, however, that in connection with a portfolio acquisition, Total Adjusted Outstanding Indebtedness may exceed sixty percent (60%) of Capitalization Value, but in no event exceed sixty-five percent (65%) of Capitalization Value, as of the time of such acquisition and for the four (4) consecutive full calendar quarters after such acquisition;

(ii)                                  Indebtedness which, when aggregated with Total Outstanding Unsecured Indebtedness as of the time of incurrence, creation or assumption thereof, would not cause Total Outstanding Unsecured Indebtedness to exceed sixty percent (60%) of Unencumbered Capitalization Value; provided, however, that in connection with a portfolio acquisition, Total Outstanding Unsecured Indebtedness may exceed sixty percent (60%) of Unencumbered Capitalization Value but in no event exceed sixty-five percent (65%) of Unencumbered Capitalization Value, as of the time of such acquisition and for the four (4) consecutive full calendar quarters after such acquisition; and

(iii)                               Indebtedness which, when aggregated with Secured Indebtedness of the Consolidated Businesses and the Borrower’s proportionate share (determined in accordance with GAAP) of Secured Indebtedness of its Minority Holdings would not cause Secured Indebtedness of the Consolidated Businesses and the Borrower’s proportionate share (determined in accordance with GAAP) of Secured Indebtedness of its Minority Holdings to exceed forty percent (40%) of Capitalization Value; provided, however, that, in connection with a portfolio acquisition, such Secured Indebtedness may exceed forty percent (40%) of Capitalization Value, but in no event exceed fifty percent (50%) of Capitalization Value, as of the time of such acquisition and for the four (4) consecutive full calendar quarters after such acquisition.

For purposes of Section 10.1(a)(i) only (and for no other purpose under this Agreement), (A) Total Adjusted Outstanding Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Indebtedness, and (y) Unrestricted Cash, and (B) Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.

For purposes of Section 10.1(a)(ii) only (and for no other purpose under this Agreement), (A) Total Outstanding Unsecured Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Unsecured Indebtedness, and (y) the sum of Unrestricted Cash minus any Unrestricted Cash deducted from Secured Indebtedness pursuant to the following paragraph, and (B) Unencumbered Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.

For purposes of Section 10.1(a)(iii) only (and for no other purpose under this Agreement), (A) Secured Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Secured Indebtedness, and (y) the sum of Unrestricted Cash minus any Unrestricted Cash deducted from Total Outstanding Unsecured Indebtedness pursuant to the preceding paragraph, and (B) Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.

(b)                                                   Neither the Borrower nor any of its Subsidiaries shall incur, directly or indirectly, Indebtedness for borrowed money from the General Partner, unless such Indebtedness is unsecured and expressly subordinated to the payment of the Obligations.

10.2                        Sales of Assets.  Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect.

10.3                        Liens.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:

(a)                                 Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $5,000,000 for any Project;

(b)                                 Liens securing Secured Indebtedness permitted under Section 10.1; and

(c)                                  Customary Permitted Liens.

10.4                        Investments.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

(a)                                 Investments in Cash and Cash Equivalents;

(b)                                 Subject to the limitations of clause (e) below, Investments in the Borrower’s Subsidiaries, the Borrower’s Affiliates and Minority Holdings and the Management Company;

(c)                                  Investments in the form of advances to employees in the ordinary course of business; provided that the aggregate principal amount of all such advances at any time outstanding shall not exceed $1,000,000;

(d)                                 Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

(e)                                  Investments in any individual Project, which when combined with like Investments of the General Partner in such Project, do not exceed ten percent (10%) of the Capitalization Value (inclusive of the Capitalization Value attributable to such Project) after giving effect to such Investments of the Borrower; and

(f)                                   Investments in a single Person owning a Project or Property, or a portfolio of Projects or Properties, which when combined with like Investments of the General Partner in such Person, do not exceed forty percent (40%) of the combined Capitalization Value after giving effect to such Investments of the Borrower.

10.5                        Conduct of Business.  Neither the Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly retail and mixed use Projects and portfolios of like Projects and (b) any business or activities which are substantially similar, related or incidental thereto.

10.6                        Transactions with Partners and Affiliates.  Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are determined by the Board of Directors of the General Partner to be less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate.  Nothing contained in this Section 10.6 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing; (b) payment of customary partners’ indemnities; or (c) performance of any obligations arising under the Loan Documents.

10.7                        Restriction on Fundamental Changes.  The Borrower shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or change its jurisdiction of organization without the prior written consent of the Requisite Lenders, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower’s business or Property, whether now or hereafter acquired, except (i) in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Borrower or (ii) where any such transaction does not constitute an Event of Default pursuant to Section 11.1(o).

10.8                        Use of Proceeds; Margin Regulations; Securities Laws.  The proceeds of the Loans will be used only for the purposes described in Section 2.3.  Neither the Borrower nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock or for any purpose that entails a violation of the Regulations of the Federal Reserve Board, including Regulation T, Regulation U or Regulation X.

10.9                        ERISA.  The Borrower shall not and shall not permit any of its Subsidiaries or ERISA Affiliates to:

(a)                                                   engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code resulting in material liability to the Borrower for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(b)                                                   fail to meet the minimum funding standards of Sections 302 of ERISA and 412 of the Internal Revenue Code with respect to any Plan or apply for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code;

(c)                                                    fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

(d)                                 terminate any Plan (other than pursuant to a standard termination) which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

(e)                                  fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

(f)                                   fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

10.10                 Organizational Documents.  Neither the General Partner, the Borrower, nor any of their Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower or any such Subsidiary, provided that the Borrower shall have provided the Administrative Agent with sixty (60) days prior written notice of any such name change, or (b) changes (including changes in connection with the issuance of preferred securities) that would not affect such Organizational Documents in any material manner not otherwise permitted under this Agreement (including the amendments to the Organizational Documents contemplated by and attached to the Registration Statement).

10.11                 Fiscal Year.  Neither the Company, the Borrower nor any of its Consolidated Businesses shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

10.12                 Other Financial Covenants.

(a)                                 Minimum Combined Equity Value.  The Combined Equity Value shall not be less than $2,000,000,000 as of the last day of any fiscal quarter.

(b)                                 Minimum Debt Service Coverage Ratio.  As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of Combined EBITDA to Combined Debt Service shall not be less than 1.50 to 1.00.

(c)                                  Unencumbered Combined EBITDA to Unsecured Interest Expense.  As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of Unencumbered Combined EBITDA to Unsecured Interest Expense shall not be less than 1.60 to 1.00.

(d)                                 Distributions.  If an Event of Default has occurred and is continuing, the Borrower shall not make distributions to the Company in excess of the amount of dividends required to be paid by the Company to its shareholders in order to maintain the Company’s REIT status in any taxable year (taking into account all amounts treated as dividends in such taxable year under the Internal Revenue Code).

10.13                 Pro Forma Adjustments.  In connection with an acquisition of a Project, a Property, or a portfolio of Projects or Properties, by any of the Consolidated Businesses or any Minority Holding (whether such acquisition is direct or through the acquisition of a Person which owns such Property), the financial covenants contained in this Agreement shall be calculated as follows on a pro forma basis (with respect to the pro rata share of the Borrower in the case of an acquisition by a Minority Holding), which pro forma calculation shall be effective until the last day of the fourth full fiscal quarter following such acquisition (or such earlier test period, as applicable), at which time actual performance shall be utilized for such calculations.

(a)                                 Annual EBITDA.  For up to four (4) fiscal quarters post acquisition, Annual EBITDA for the acquired Property shall be deemed to be an amount equal to (i) the net purchase price of the acquired Property (or the Borrower’s pro rata share of such net purchase price in the event of an acquisition by a Minority Holding) for the first fiscal quarter following such acquisition, multiplied by the applicable Capitalization Rate, and (ii) for the succeeding three fiscal quarters, Annual EBITDA shall be deemed the greater of (A) the net purchase price multiplied by the applicable Capitalization Rate, or (B) the actual EBITDA from such acquired Property during the period following Borrower’s (direct or indirect) acquisition, computed on an annualized basis, provided that such annualized EBITDA shall in no event exceed the final product obtained after multiplying (1) the net purchase price by (2) 1.1, and then by (3) the applicable Capitalization Rate.

(b)                                 Combined EBITDA.  The pro forma calculation of Annual EBITDA for the acquired Property shall be added to the calculation of Combined EBITDA.

(c)                                  Unencumbered Combined EBITDA.  If, after giving effect to the acquisition, the acquired Property will not be encumbered by Secured Indebtedness, then the pro forma Annual EBITDA for the acquired Property shall be added to the calculation of Unencumbered Combined EBITDA.

(d)                                 Secured Indebtedness.  Any Indebtedness secured by a Lien incurred and/or assumed in connection with such acquisition of a Property shall be added to the calculation of Secured Indebtedness.

(e)                                  Total Adjusted Outstanding Indebtedness.  Any Indebtedness incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Adjusted Outstanding Indebtedness.

(f)                                   Total Outstanding Unsecured Indebtedness.  Any Indebtedness which is not secured by a Lien and which is incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Outstanding Unsecured Indebtedness.

(g)                                  Unsecured Interest Expense.  If any unsecured Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Unsecured Interest Expense.

ARTICLE XI

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

11.1                        Events of Default.  Each of the following occurrences shall constitute an Event of Default under this Agreement:

(a)                                                   Failure to Make Payments When Due.  The Borrower shall fail to pay (i) when due any principal payment on the Obligations which is due on the Maturity Date or pursuant to the terms of Section 2.4, or (ii) within five (5) Business Days after the date on which due, any interest payment on the Obligations or any principal payment pursuant to the terms of Section 4.1(a), or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove, or (iv) within five (5) Business Days after notice from the Administrative Agent after the date on which due, any fees due pursuant to Section 5.3.

(b)                                 Breach of Certain Covenants.  The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 8.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, or Article X.

(c)                                  Breach of Representation or Warranty.  Any representation or warranty made by the Borrower to the Administrative Agent, any Arranger or any other Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

(d)                                 Other Defaults.  The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for twenty (20) days after receipt of written notice from the Administrative Agent thereof.

(e)                                  Other Indebtedness.  Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations and the Scheduled Glimcher Indebtedness) of the Borrower, or any of its Subsidiaries aggregating $50,000,000 or more, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a prepayment, redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i)                                     An involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect shall be commenced against any General Partner, the Borrower, or any of its Subsidiaries to which $250,000,000 or more of the Combined

Equity Value is attributable and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any General Partner, the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of any General Partner or Limited Partners of the Borrower or the board of directors or partners of any of the Borrower’s Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(ii)                                  A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any General Partner, the Borrower, or any of its Subsidiaries to which $250,000,000 or more of the Combined Equity Value is attributable, or over all or a substantial part of the Property of any General Partner, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of any General Partner, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of any General Partner, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any General Partner, the Borrower or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any General Partner or Limited Partners of the Borrower or the board of directors or partners of any of Borrower’s Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(g)                                                    Voluntary Bankruptcy; Appointment of Receiver, Etc.  Any of any General Partner, the Borrower, or any of its Subsidiaries to which $250,000,000 or more of the Combined Equity Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any General Partner, the Borrower or any of such Subsidiaries or shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

(h)                                                   Judgments and Unpermitted Liens.

(i)                                     Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $25,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;

 provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $50,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness), the entry thereof shall immediately constitute an Event of Default hereunder.

(ii)                                  A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within fifty (50) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the Environmental Lien Claims described in clause (iii) below, equals or exceeds $25,000,000.

(iii)                               An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the tax Liens described in clause (ii) above, equals or exceeds $25,000,000.

(i)                                     Dissolution.  Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

(j)                                    Loan Documents.  At any time, for any reason, any Loan Document ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder.

(k)                                 ERISA Termination Event.  Any ERISA Termination Event occurs which the Administrative Agent believes could reasonably be expected to subject either the Borrower or any ERISA Affiliate to liability in excess of $5,000,000.

(l)                                     Waiver Application.  The plan administrator of any Plan applies under Section 412(c) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any ERISA Affiliate to liability in excess of $5,000,000.

(m)                             Certain Defaults Pertaining to the General Partner.  The Company shall fail to (i) maintain its status as a REIT for federal income tax purposes, (ii) except where such failure does not constitute an Event of Default under Section 11.1(o), continue as a general partner of the Borrower, (iii) maintain ownership (directly or indirectly) of no less than 99% of the equity Securities of any other General Partner of the Borrower, (iv) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, (v) remain listed on the New York Stock Exchange or other national stock exchange, or (vi) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(n)                                 Merger or Liquidation of the General Partner or the Borrower.  Any General Partner shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) except where such merger or liquidation does not constitute an Event of Default under Section 11.1(o), such General Partner is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.  Except where such merger or liquidation does not constitute an Event of Default under Section 11.1(o), the Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

(o)                                 Merger or Consolidation.  If at any time from and after the Closing Date either the Borrower or the Company merges or consolidates with another Person unless either (x) the Borrower or the Company, as the case may be, is the surviving entity, or (y) a majority of the board of directors of the Company, and a majority of its senior management, immediately prior to the merger continue as directors of the surviving entity, and continue to be employed as senior management of the surviving entity.

(p)                                 Asset Sales.  If at any time from and after the Closing Date the Borrower or any Consolidated Business sells, transfers, assigns or conveys assets in a single transaction or series of related transactions, the book value of which (computed in accordance with GAAP but without deduction for depreciation), in the aggregate of all such sales, transfers, assignments, or conveyances exceeds 30% of the Capitalization Value.

(q)                                 Management Services.  If at any time from and after the Closing Date, the Borrower or its Subsidiaries or Affiliates, the Management Company or SPG or its Subsidiaries or Affiliates cease to provide, collectively, directly or through their Affiliates property management and leasing services to at least 33% of the total number of shopping centers in which the Borrower has an ownership interest (it being agreed for the avoidance of doubt that the Borrower may self-manage its properties upon the establishment of self-incorporated management functions).

(r)                                    Change in Control.  (i) The acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (ii) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

An Event of Default shall be deemed “continuing” until cured or waived in writing in accordance with Section 14.7.

11.2                        Rights and Remedies.

(a)                                 Acceleration and Termination.  Upon the occurrence of any Event of Default described in Section 11.1(f) or 11.1(g) with respect to the Borrower, the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

(b)                                 Rescission.  If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon.  The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

(c)                                  Enforcement.  The Borrower acknowledges that in the event the Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Arrangers and the other Lenders; therefore, the Borrower agrees that the Administrative Agent, the Arrangers and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

ARTICLE XII

THE AGENTS

12.1                        Appointment.  (a)  Each Lender hereby designates and appoints Citibank, N.A. as the Administrative Agent and the other Agents as the Agents of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent, and the other Agents to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto.  The Administrative Agent and the other Agents each agree to act as such on the express conditions contained in this Article XII.

(b)                                                   The provisions of this Article XII are solely for the benefit of the Administrative Agent, the other Agents and the other Lenders, and neither the Borrower, the General Partner nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7).  In performing their respective functions and duties under this Agreement, the Administrative Agent and each other Agent shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any General Partner, the Borrower, or any Subsidiary of the Borrower.  The Administrative Agent and each other Agent may perform any of their respective duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

12.2                        Nature of Duties.

(a)                                                   The Administrative Agent and the other Agents shall not have any powers, duties or responsibilities under this Agreement or the other Loan Documents except in its capacity as Lender and those expressly set forth in this Agreement or in the Loan Documents.  The duties of the Administrative Agent and the other Agents shall be mechanical and administrative in nature.  None of the Administrative Agent or any other Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Holder.  Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent or any other Agent any obligations or duties in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.  The Administrative Agent and the other Agents shall not have any duties to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.7).  The Administrative Agent hereby agrees that its duties shall include providing copies of documents received by the Administrative Agent from the Borrower which are reasonably requested by any Lender and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder.  In addition, the Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices (including, without limitation, requests for waivers or modifications, as well as all notices received pursuant to Sections 8.4, 8.5, 8.6 and 8.7) sent or received, together with copies of all reports or other information received by it from the Borrower, including, without limitation, all financial information delivered to the Administrative Agent pursuant to Section 8.2.  Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)                                 In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that:  (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent, the other Agents and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transaction, the Administrative Agent and each other Agent and Lender or any Affiliate thereof is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower or any of its Affiliates, stockholders, creditors or employees or another Person; (iii) none of the Administrative Agent, any other Agent or any Lender or any Affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent or Lender or any Affiliate thereof has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, any other Agent or any Lender or any Affiliate thereof has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the other Agents and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any other Agent or any Lender or such Affiliate has any obligation to disclose any of such interests by virtue of any relationship arising out of or related to any of the transactions contemplated hereby or the process leading thereto; and (v) the Administrative Agent and the other Agents and the Lenders or any Affiliate thereof have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, any other Agents and the Lenders or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty arising out of or related to any of the transactions contemplated hereby or the process leading thereto.

12.3                        Right to Request Instructions.  The Administrative Agent and each other Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents.  Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Holder shall have any right of action whatsoever against the Administrative Agent or any other Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

12.4                        Reliance.  The Administrative Agent and each other Agent shall each be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  With respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, the Administrative Agent and each other Agent may rely upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5                        Indemnification.  To the extent that the Administrative Agent or any other Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent solely in its capacity as such Agent and not as a Lender for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender’s Pro Rata Share of the Facilities determined as of the time when such indemnification is sought, unless and to the extent that any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements shall arise as a result of such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a non-appealable final judgment.  Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

12.6                        Agents Individually.  With respect to their respective Pro Rata Share of the Facilities hereunder, if any, and the Loans made by them, if any, the Administrative Agent and the other Agents shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and each other Agent in its respective individual capacity as a Lender or as one of the Requisite Lenders.  The Administrative Agent and each other Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if they were not acting as Agents pursuant hereto.

12.7                        Successor Agents.

(a)                                                   Resignation and Removal.  Any Arranger or the Administrative Agent may resign from the performance of all its functions and duties hereunder (including as Administrative Agent) at any time by giving at least thirty (30) Business Days’ prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control (the “Resignation Effective Date”).  The Administrative Agent may be removed at the direction of the Requisite Lenders in the event the Administrative Agent shall commit gross negligence or willful misconduct in the performance of its duties hereunder.  Such resignation or removal shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.7.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 Appointment by Requisite Lenders.  Upon any such resignation or removal becoming effective, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Event of Default shall have occurred and be continuing, selected from among the Lenders.

(c)                                  Appointment by Retiring Agent.  If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Lenders appoint a successor Agent as provided above.

(d)                                 Rights of the Successor and Retiring Agents.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

12.8                        Relations Among the Lenders.  Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower hereunder with respect to any of the Obligations, without the prior written consent of the Lenders.  Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations except in accordance with Section 11.2(a).

12.9                        Sub-Agents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

12.10                 Independent Credit Decisions.  Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE XIII

YIELD PROTECTION

13.1                        Taxes.

(a)                                                   Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 13.1, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.1(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the
Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Forms W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Forms W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Forms W-8BEN or W-8BEN-E, as applicable; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W8ECI, IRS Forms W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-3 or Exhibit H-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.1 (including by the payment of additional amounts pursuant to this Section 13.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 13.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes net of any Tax refunds) incurred by such indemnified party with respect to such indemnity payments and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                                   Survival.  Each party’s obligations under this Section 13.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)                                     Defined Terms.  For purposes of this Section 13.1, the term “applicable law” includes FATCA.

13.2                        Increased Capital.  If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company (if any) to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), and (ii) the amount of such capital or liquidity is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender’s participation in or obligation to participate in the Loans, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent) from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.  The Borrower shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances.  Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand.  Such statement shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such statement within 10 days after receipt thereof.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  This Section 13.2  shall survive the repayment of the Obligations for a period of 180 days.

13.3                        Changes; Legal Restrictions.  If any Change in Law shall:

(a)                                                   subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(b)                                 impose, modify, or hold applicable, in the determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, converting, continuing, renewing or maintaining the Loans or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received.  Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand.  Such statement shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  This Section 13.3 shall survive the repayment of the Obligations for a period of 180 days.

13.4                        Replacement of Certain Lenders.  In the event a Lender (a “Designee Lender”) shall have requested additional compensation from the Borrower under Section 13.2 or under Section 13.3, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.1, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, the Borrower may, at its sole election, (a) make written demand on such

Designee Lender (with a copy to the Administrative Agent) for the Designee Lender to assign, and such Designee Lender shall assign, at par, pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designee Lender’s rights and obligations under this Agreement and the Notes (including, without limitation, all Loans owing to it, but excluding its existing rights to payment under Sections 13.2 or 13.3) in accordance with Section 14.1 (with the Borrower paying any applicable fees associated with such assignment) (provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) in the case of any such assignment resulting from a claim for compensation under Section 13.2 or Section 13.3 or payments required to be made pursuant to Section 13.1, such assignment will result in a reduction in such compensation or payments, (iii) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and (iv) a Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply), or (b) repay all Loans owing to the Designee Lender together with interest accrued with respect thereto to the date of such repayment and all fees and other charges accrued or payable and all other Obligations owing to such Designee Lender under the terms of this Agreement for the benefit of the Designee Lender to the date of such repayment.  Any such repayment shall be for the sole credit of the Designee Lender and not for any other Lender.  Upon delivery of such repayment in immediately available funds as aforesaid, the Designee Lender shall cease to be a Lender under this Agreement.  All expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder.  In no event shall Borrower’s election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either Section 13.2 or Section 13.3.

13.5                        No Duplication.  For the avoidance of doubt, no amount payable by the Borrower to a Recipient pursuant to one of Section 13.1, Section 13.2 or Section 13.3 shall also be payable to the same Recipient pursuant to another of such Sections.

ARTICLE XIV

MISCELLANEOUS

14.1                        Assignments and Participations.

(a)                                                   Assignments.  No assignments or participations of any Lender’s rights or obligations under this Agreement shall be made except in accordance with this Section 14.1.  Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.

(b)                                 Limitations on Assignments.

(i)                                     Subject to the conditions set forth in paragraph (b)(ii) and (b)(iii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)                               the Administrative Agent; provided that no consent of the Administrative Agent shall be required for the assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund and

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the fee described in Section 14.1(d) below; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Borrower and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)                               Upon such execution, delivery, acceptance (in accordance with Section 14.1(d)) and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto except that its rights under Section 14.3 shall survive) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

(c)                                                    The Register.  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the principal amount of the Loans owing to each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the other Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Fee.  Upon its receipt of an Assignment and Acceptance (which may be delivered via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC)) executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), which fee may be waived by the Administrative Agent in its discretion, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.  Notwithstanding the foregoing, only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender.

(e)                                  Participations.  Each Lender may sell participations to one or more other entities (a “Participant”) other than an Ineligible Institution in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $5,000,000, and (v) such participant’s rights to agree or to restrict such Lender’s ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) [reserved], (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)                                                     [Reserved].

(g)                                  Information Regarding the Borrower.  Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree, in writing, to preserve in accordance with Section 14.20 the confidentiality of any confidential information described therein.

(h)                                 SPC Assignment.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified in writing from time to time by the Granting Lender to the Administrative Agent, the option to purchase from the Granting Lender all or any part of any Loan that such Granting Lender would otherwise be obligated to make as provided herein, provided that (i) nothing herein shall constitute a commitment to purchase any Loan by any SPC, and (ii) if a SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof.  Each party hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment.  In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Loans of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States.  Notwithstanding anything to the contrary contained in this Agreement, the Granting Lender may disclose to a SPC and any SPC may disclose to any Rating Agency or provider of any surety or guarantee to such SPC any information relating to the SPC’s funding of Loans, all on a confidential basis.  This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by a SPC at the time of such amendment.

(i)                                     Payment to Participants.  Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

(j)                                    Lenders’ Creation of Security Interests.  Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) to secure obligations of such Lender, including any pledge or security interest in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board or any other central bank.

14.2                        Expenses.

(a)                                                   Generally.  The Borrower agrees upon demand to pay or reimburse the Administrative Agent for all of their respective reasonable external audit and investigation expenses, and for the fees, expenses and disbursements of counsel to the Administrative Agent (but not of other legal counsel) and for all other out-of-pocket costs and expenses of every type and nature incurred by the Administrative Agent in connection with (i) the audit and investigation of the Consolidated Businesses, the Projects and other Properties of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities under this Agreement and the other Loan Documents; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Project, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent or any other Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, a Project, the Borrower, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

(b)                                 After Default.  The Borrower further agrees to pay or reimburse the Administrative Agent and the other Agents and each of the Lenders and their respective directors,

officers, partners, employees, agents and advisors upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses (including allocated costs of internal counsel and costs of settlement) incurred by such entity after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

14.3                        Indemnity.  The Borrower further agrees (a) to defend, protect, indemnify, and hold harmless the Administrative Agent and the other Agents and each and all of the other Lenders and each of their respective Related Parties (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any Taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the “Indemnified Matters”); provided, however, the Borrower shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for special, indirect consequential or punitive damages arising out of, or in any way in connection with the matters governed by this Agreement and the other Loan Documents.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.  No Indemnitee referred to in this Section 14.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, unless the receipt of such information or materials by the unintended recipient resulted from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment.

14.4                        Change in Accounting Principles.  If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by any General Partner or the Borrower, as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

14.5                        Setoff.  In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender or any of its Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured.  Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower now or hereafter maintained with such Lender or any Affiliate.

14.6                        Ratable Sharing.  The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 5.2(f), and 5.3 and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their applicable Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross-action or by the enforcement of any or all of the

Obligations (excluding the fees described in Sections 5.2(f), and 5.3 and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker’s lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their applicable Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

14.7                        Amendments and Waivers.

(a)                                                   General Provisions.  Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower and acknowledged by the Administrative Agent; provided, however, that the Borrower’s agreement shall not be required for any amendment or modification of Sections 12.1  through 12.8.  No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.  All amendments, waivers and consents not specifically reserved to the Administrative Agent, the other Agents or the other Lenders in Sections 14.7(b) and 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Amendments, Consents and Waivers by Affected Lenders.  Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

(i)                                     waiver of any of the conditions specified in Section 6.1 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

(ii)                                  increase or non-pro rata reduction in the amount of such Lender’s Commitment,

(iii)                               reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

(iv)                              postponement or extension of any date (including the Maturity Date) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)).

(c)                                                    Amendments, Consents and Waivers by All Lenders.  Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

(i)                                     increase the principal amount of the Loans made hereunder to any amount in excess of $1,250,000,000,

(ii)                                  change in the definition of Requisite Lenders or in the aggregate percentage of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

(iii)                               amendment of Section 14.6 or this Section 14.7, or amendment of Section 4.2(b) in a manner that would alter the pro rata sharing of payments required thereby;

(iv)                              assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower,

(v)                                 [Reserved], and

(vi)                              waiver of any Event of Default described in Sections 11.1(a), (f), (g), (i), (m), and (n).

(d)                                                   Administrative Agent Authority.  The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action.  Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within twenty (20) days after such Lender receives such request, then, the Administrative Agent shall deliver a second request, in writing, to any such Lender(s), which second request shall include a legend, in capital letters, stating “FAILURE TO RESPOND, IN WRITING, TO THIS

REQUEST WITHIN TEN (10) DAYS AFTER RECEIPT MAY RESULT IN THE ADMINISTRATIVE AGENT CONSENTING OR DENYING CONSENT TO SUCH REQUEST ON YOUR BEHALF.”  If such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within ten (10) days after such Lender receives such request, then, such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent’s sole discretion, to such requests on behalf of such Lender as such Lenders’ attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender’s duly authorized agent for such purposes.

14.8                        Notices.

(a)                                                   Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to it at

Washington Prime Group, L.P.
Bethesda Crossing
7315 Wisconsin Avenue
Bethesda, MD 20814
Attention: Chief Executive Officer

with a copy to:

Glimcher Realty Trust

180 East Broad Street

Columbus, Ohio 43215
Attention:  General Counsel;

(ii)                                  if to the Administrative Agent, to it at

Citibank, N.A.
1615 Brett Road, OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndications Department

(iii)                               if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                                   Electronic Notices.  Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or Article IV unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                                    Changes in Addresses.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Electronic Systems.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)                                  Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications”

means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

14.9                        Survival of Warranties and Agreements.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding.  The provisions of Sections 5.2(f), 14.2, and 14.3 and Article XII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

14.10                 Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, any other Lender or any other Agent in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

14.11                 Marshalling; Payments Set Aside.  None of the Administrative Agent, any other Lender or any other Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Administrative Agent, any Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

14.12                 Severability.  In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14.13                 Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

14.14                 Governing Law.  THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES; PROVIDED, HOWEVER, THAT ON OR BEFORE THE CLOSING DATE, (I) THE INTERPRETATION OF THE DEFINITION OF GLIMCHER MATERIAL ADVERSE EFFECT AND WHETHER OR NOT A GLIMCHER MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE MAKING OR ACCURACY OF ANY MERGER AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY BREACH THEREOF THE COMPANY HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE MERGER AGREEMENT, OR TO DECLINE TO CONSUMMATE THE ACQUISITION PURSUANT TO THE MERGER AGREEMENT, AND (III) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN OR SHALL BE CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED SOLELY IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHER PRINCIPLES OF CONFLICTS OF LAW.

14.15                 Limitation of Liability.  No claim may be made by any Lender, the Administrative Agent or any other Agent, Borrower, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, the Administrative Agent, each other Agent and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

14.16                 Successors and Assigns.  This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders.  The rights hereunder of the Borrower, or any interest therein, may not be assigned without the prior written consent of all Lenders (and any attempted assignment by the Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby , Participants (to the extent provided in Section 14.1(e)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

14.17                 Certain Consents and Waivers of the Borrower.

(a)                                 Personal Jurisdiction.  (i)  EACH OF THE LENDERS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH,

RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AGENT (THE “PROCESS AGENT”) FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  EACH OF THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(ii)                                                                                  THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER.  THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER AGENT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY SUCH OTHER AGENT.  THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY OTHER AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

(b)                                                   Service of Process.  THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER’S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE

AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(c)                                  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.18                 Counterparts; Effectiveness; Inconsistencies; Electronic Execution.  (a)This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective against the Borrower and each Lender on the Closing Date.  This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.  In the event the Lenders enter into any co-lender agreement with the Arrangers pertaining to the Lenders’ respective rights with respect to voting on any matter referenced in this Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co-lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern.  Notwithstanding the foregoing, any rights reserved to the Administrative Agent or the other Agents under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligation of the Borrower under the Loan Documents will not be varied.

(b)                                                   Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce

Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

14.19                 Limitation on Agreements.  All agreements between the Borrower, the Administrative Agent, each other Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

14.20                 Confidentiality.  Subject to Section 14.1(g), the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement, and identified as such by the Borrower, in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (provided that such Lender may disclose such information (i) to its Affiliates, its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, or to any credit insurance provider relating to the Borrower or its obligation, (iii) to any other party hereto, and (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder), (v) with the prior written consent of the Borrower or (vi) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower, and in any event the Lenders may make disclosure reasonably required by a bona fide or potential offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority, self-regulatory body or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 14.20 or provisions no less restrictive than this Section 14.20.  In no event shall any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return or destroy all materials furnished to it by the Borrower in connection with this Agreement.  Unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to the extent practicable to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information.  Lenders also may make disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrower received by it from any Agent or any Lender, and disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

14.21                 Disclaimers.  The Administrative Agent, the Arrangers, the other Agents and the other Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work.  The Administrative Agent, each other Agent and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects.  The Borrower is not and shall not be an agent of any of the Administrative Agent, the other Agents or the other Lenders for any purposes and none of the Lenders, the Administrative Agent or the other Agents shall be deemed partners or joint venturers with Borrower or any of its Affiliates.  None of the Administrative Agent, the other Agents or the other Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent, the other Agents or the other Lenders and the Borrower agrees to hold the Administrative Agent, the other Agents and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

14.22                 [Reserved].

14.23                 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

14.24                 USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

14.25                 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(d), 4.2 or 14.3, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, unless subject to a good faith dispute, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

14.26                 Entire Agreement.  This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WASHINGTON PRIME GROUP, L.P.

By:	Washington Prime Group Inc., an Indiana corporation, its general partner

By:	/s/ C. Marc Richards
Name: C. Marc Richards
Title: Chief Financial Officer

CITIBANK, N.A., individually and as Administrative Agent

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

Lender address for notice:

CITIBANK, N.A.

1615 Brett Road OPS III

New Castle, DE 19720

Attention: Citi Loan Operations

Tel: 302-894-6052

Fax: 212-994-0847

Email: GLOriginationOps@citi.com

[Signature Page to Bridge Loan Agreement]

MUFG UNION BANK, N.A. formerly known as UNION BANK, N.A.

	By:	/s/ Andrew Romanosky
Name: Andrew Romanosky
Title: Director

Lender address for notices:

MUFG UNION BANK, N.A.
222 W Adams Street — Suite 1850
Chicago, IL 60606
Attention: Andrew Romanosky

[Signature Page to Bridge Loan Agreement]

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Nadelge Dang
Name: Nadelge Dang
Title: Vice President

Lender address for notices:

JPMORGAN CHASE BANK, N.A.
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Jason Guan

[Signature Page to Bridge Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Renee Lewis
Name: Renee Lewis
Title: Senior Vice President

Lender address for notices:

U.S. BANK NATIONAL ASSOCIATION
209 S. LaSalle Street, Suite 210
Chicago, IL 60604
Attention: Renee M. Lewis

[Signature Page to Bridge Loan Agreement]

BANK OF AMERICA, N.A.

		By:	/s/ Roger C. Davis
Name: Roger C. Davis
Title: Senior Vice President

Lender address for notices:

BANK OF AMERICA, N.A.
901 Main Street, 64th Floor
Dallas, TX 75202
Attention:	Roger C. Davis
Senior Vice President

[Signature Page to Bridge Loan Agreement]

SUNTRUST BANK

		By:	/s/ Michael Kauffman
Name: Michael Kauffman
Title: Senior Vice President

Lender address for notices:

SUNTRUST BANK
303 Peachtree Street, N.E. Suite 2901
Atlanta, GA 30308
Attention:	Michael Kauffman
Senior Vice President

[Signature Page to Bridge Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

		By:	/s/ Brian Prettyman
Name: Brian Prettyman
Title: Managing Director

Lender address for notices:

PNC BANK, NATIONAL ASSOCIATION
225 Fifth Ave
Pittsburgh, PA 15222
Attention:	Brian Prettyman
Managing Director

[Signature Page to Bridge Loan Agreement]

THE ROYAL BANK OF SCOTLAND PLC

		By:	/s/ James Welch
Name: James Welch
Title: Director

Lender address for notices:

THE ROYAL BANK OF SCOTLAND PLC
600 Washington Boulevard
Stamford, CT 06901
Attention:	James Welch
Director

[Signature Page to Bridge Loan Agreement]

GOLDMAN SACHS BANK USA

	By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Lender address for notices:

GOLDMAN SACHS BANK USA
30 Hudson Street
Jersey City, NJ 07302-4699
Attention: Michelle Latzoni

[Signature Page to Bridge Loan Agreement]

COMPASS BANK

		By:	/s/ S. Kent Gorman
Name: S. Kent Gorman
Title: Sr. VP

Lender address for notices:

COMPASS BANK
15 South 20th Street, Suite 1504
Birmingham, AL 35233
Attention:	Kent Gorman
Senior Vice President

[Signature Page to Bridge Loan Agreement]

EXHIBIT A
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE dated as of          , 20 , among [Names of Assignor Lenders] (each, an “Assignor” and collectively, the “Assignors”) and              ,              ,              , (etc.) (each, an “Assignee” and collectively, the “Assignees”).

PRELIMINARY STATEMENTS

A.                                    Reference is made to the 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”) among WASHINGTON PRIME GROUP, L.P., the institutions from time to time party thereto as Lenders and Agents, and CITIBANK, N.A., as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement.

B.                                    The Assignors are Lenders under the Loan Agreement and each desires to sell and assign to the Assignees a portion of such Assignor’s existing Loans, as set forth on Schedule 2 attached hereto (each, an “Assigned Interest”), and each Assignee desires to purchase and assume from each Assignor, on terms and conditions set forth below, an interest in such Assignor’s respective Assigned Interest, together with the Assignors’ respective rights, interests and obligations under the Loan Agreement with respect to the Assigned Interests, such that each Assignee shall, from and after the Effective Date (as defined below), become a Lender under the Loan Agreement with the respective Loans and Pro Rata Share listed on the signature pages attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors and the Assignees hereby agree as follows:

1.                                      In consideration of the payments of each Assignee to each Assignor, to be made by wire transfer to the Administrative Agent of immediately available funds on the Effective Date in accordance with Schedule 3 attached hereto, each Assignor hereby sells and assigns to each Assignee, and each Assignee hereby purchases and assumes from such Assignor, the Assigned Interest set forth on Schedule 1 attached hereto, together with such Assignor’s rights, interests and obligations under the Loan Agreement and all of the other Loan Documents with respect to the Assigned Interests as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, the obligation to make Loans.

2.                                      Each Assignor (i) represents and warrants that as of the date hereof its outstanding Loan amount is as set forth on Schedule 2 attached hereto (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that such Assignor is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under the Loan Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

3.                                      Each Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Loan Agreement, any of the other Loan Documents, or this Assignment and Acceptance (except with respect to the representations or warranties made by the Assignors in clauses (i) and (ii) of paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (viii) confirms that, to the best of its knowledge, as of the date hereof, it is not subject to any law, regulation or guideline from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over it, which would subject the Borrower to the payment of additional compensation under Section 13.2 or under Section 13.3 of the Loan Agreement; (ix) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office(s) the offices set forth beneath its name on the signature pages hereof; (x) if such Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; and (xi) represents and warrants that none of the funds, monies, assets or other consideration being used to purchase pursuant to this Assignment and Acceptance are “plan assets” as defined under

ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.

4.                                      Following the execution of this Assignment and Acceptance by each of the Assignors and the Assignees, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date of this Assignment and Acceptance shall be                 ,              (the “Effective Date”).

5.                                      As of the Effective Date, (i) each Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement with respect to its Assigned Interest.

6.                                      From and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the Notes in respect of the Assigned Interests (including, without limitation, all payments of principal, interest and fees with respect thereto) to the appropriate Assignees.  The Administrative Agent shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date.

7.                                      THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.                                      This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ASSIGNORS:

By:
Name:
Title:

By:
Name:
Title:

Notice Address, Domestic Lending Office and Eurodollar Lending Office:

Facility

Adjusted Pro Rata Share:         %

Adjusted outstanding Loan amount:  $

ASSIGNEES:

By:
Name:
Title:

By:
Name:
Title:

Notice Address, Domestic Lending Office and Eurodollar Lending Office:

Facility

Adjusted Pro Rata Share:         %

Adjusted outstanding Loan amount:  $

Accepted as of this day of , 20

[CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:](1)

[WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership

By:	WASHINGTON PRIME GROUP INC., an Indiana corporation, its general partner

By:
Name:
Title:](2)

(1)                       lf consent is required.

(2)                       lf consent is required.

SCHEDULE 1

Assignee	Assigned Interest	New Pro Rata Share

SCHEDULE 2

EXISTING INTERESTS AND
PRO RATA SHARES OF ASSIGNORS

Assignor	Existing Amount of Loans	Existing Pro Rata Share(3)		Amount of Loans Assigned	Percentage Assigned of Loans(4)
	$		%	$		%
	$		%	$		%
	$		%	$		%

(3)                       Set forth, to at least 9 decimals, as a percentage ofthe Loans ofall Lenders thereunder.

(4)                       Set forth, to at least 9 decimals, as a percentage ofthe Loans ofall Lenders thereunder.

SCHEDULE 3

PAYMENTS(5)

Lender	Facility Fee	Funding Amount/Repayment to Assignors	Fee to Administrative Agent(6)

(5)                       Payments to the Lenders are shown without parentheses; payments from the Lenders to the Administrative Agent, on its own behalf or on behalf of the Lenders, are shown in parentheses.

(6)                       Pursuant to Section 14.1(d) of the Loan Agreement.

EXHIBIT B
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF NOTE

PROMISSORY NOTE

Dated:

FOR VALUE RECEIVED, the undersigned, WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of                    (the “Lender”), on the Maturity Date, the aggregate principal amount then outstanding of the Loans made by the Lender to the Borrower pursuant to that certain 364-Day Bridge Term Loan Agreement dated as of January 15, 2015, among the Borrower, the Lender, the other financial institutions from time to time a party thereto as Lenders and Agents, and CITIBANK, N.A., as Administrative Agent (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The Borrower further promises to pay interest on the unpaid principal amount of the Loans from the date advanced until such principal amount is paid in full, at such interest rates (which shall not exceed the maximum rate permitted by applicable law), and at such times, as are specified in the Loan Agreement.

All payments of principal and interest in respect of this Promissory Note shall be made to the Administrative Agent in lawful money of the United States of America in same day funds for the account of the Lender in accordance with the terms of the Loan Agreement.  Each Loan made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender on its books and records and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

This Promissory Note is one of the Notes referred to in, is executed and delivered pursuant to, and is entitled to the benefits of, the Loan Agreement, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which this Promissory Note may be prepaid or the Obligations accelerated or extended.  The terms and conditions of the Loan Agreement are hereby incorporated in their entirety herein by reference as though fully set forth herein.  Upon the occurrence of certain Events of Default as more particularly described in the Loan Agreement, the unpaid principal amount evidenced by this

Promissory Note shall become, and upon the occurrence and during the continuance of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

Notwithstanding anything contained in this Promissory Note or the Loan Agreement to the contrary, it is expressly understood and agreed that nothing in the Loan Agreement or in this Promissory Note shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Loans; but nothing herein shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the other Lenders by law or by the terms of the Loan Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner to pay money.

Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the day and year first above written.

WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership

By:	WASHINGTON PRIME GROUP INC., an Indiana corporation, its general partner

By:
Name:
Title:

LOAN AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Notation Made By

EXHIBIT C
to

364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

, 20

CITIBANK, N.A., as Administrative Agent for the
Lenders party to the Loan Agreement referred to below
1615 Brett Road, OPS III

New Castle, Delaware 19720
Attention: Bank Loan Syndications Department
Telephone:
Fax:
E-mail:

Ladies and Gentlemen:

Reference is hereby made to that certain 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), among WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership (the “Borrower”), the institutions from time to time party thereto as Lenders and Agents, and CITIBANK, N.A., as Administrative Agent.

The Borrower hereby gives you notice, pursuant to Section 2.1(c) of the Loan Agreement, that the Borrower hereby requests a Borrowing under the Loan Agreement and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required pursuant to the terms of the Loan Agreement:

The Closing Date (which shall be a Business Day) of the Proposed Borrowing is             , 2015.

The amount of the Proposed Borrowing is [$          ].

The Proposed Borrowing will be of [Eurodollar Rate Loans] [Base Rate Loans].

[The Proposed Borrowing is conditioned on the closing of the Acquisition.]

[If conditioned on the occurrence of any event, description of such event:

]

The Borrower hereby directs the Administrative Agent to disburse the proceeds of the Loans comprising the Proposed Borrowing on the Closing Date as set forth on Schedule 1 attached hereto and made a part hereof, whereupon the proceeds of such Loans shall be deemed received by or for the benefit of the Borrower.

The Borrower hereby certifies that the conditions precedent contained in Section 6.1 will be satisfied on the Closing Date.

WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership

By:	WASHINGTON PRIME GROUP INC., an Indiana corporation, its general partner

By:
Name:
Title:

SCHEDULE 1
to
Notice of Borrowing
dated           , 20

[Insert disbursement directions]

EXHIBIT D
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

, 20

CITIBANK, N.A., as Administrative Agent for the
Lenders party to the Loan Agreement referred to below
1615 Brett Road, OPS III

New Castle, Delaware 19720
Attention: Bank Loan Syndications Department
Telephone:
Fax:
E-mail:

Ladies and Gentlemen:

Reference is hereby made to that certain 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), among WASHINGTON PRIME GROUP, L.P. (the “Borrower”), the institutions from time to time party thereto as Lenders and Agents, and CITIBANK, N.A., as Administrative Agent.

The Borrower hereby gives you notice pursuant to Section 5.l(c)(ii) of the Loan Agreement that the Borrower hereby elects to:(7)

1.                                      Convert $           (8) in aggregate principal amount of Base Rate Loans from Base Rate Loans to Eurodollar Rate Loans on              , 20  .(9)

2.                                      Convert $                in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period ending             , 20  (10) to Base Rate Loans.

(7)         Include those items that are applicable, completed appropriately for the circumstances.

(8)         Such amount of conversion to or continuation of Eurodollar Rate Loans must be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a conversion of an entire Borrowing of Non Pro Rata Loans.

(9)         Date of conversion must be a Business Day.

(10)  The Conversion of Eurodollar Rate Loans to Base Rate Loans shall be made on, and only on, the last day of the Eurodollar Interest Period for such converted Loans.

D-1

3.                                      Continue as Eurodollar Rate Loans $           (11) in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period from             and ending             , 20  .

The Borrower hereby certifies that on the date hereof, there are no prohibitions under the Loan Agreement to the requested conversion/continuation, and no such prohibitions will exist on the date of the requested conversion/continuation.

WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership

By:	WASHINGTON PRIME GROUP INC., an Indiana corporation, its general partner

By:
Name:
Title:

(11)  See footnote 2.

D-2

EXHIBIT E
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

LIST OF CLOSING DOCUMENTS(12)

1.                                      The Notes, with respect to each Lender requesting the same.

2.                                      Certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date in its capacity as general partner of the Borrower certifying (1) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Agreement, the Notes and the other Loan Documents on behalf of the Borrower, (2) the resolutions of the Company’s Board of Directors approving and authorizing the execution, delivery and performance of the Loan Agreement, the Notes and all other Loan Documents executed by the Company in its capacity as the General Partner on behalf of the Borrower, and (3) a copy of the Partnership Agreement of the Borrower as in effect on the date of such certification, and (4) copies of the certificate of incorporation of the Company and the certificate of limited partnership Borrower, together with all amendments thereto, if any, certified by the appropriate governmental officer in its jurisdiction of incorporation.

3.                                      A certificate of good standing of the Borrower, certified by the appropriate governmental officer in its jurisdiction of incorporation.

4.                                      Opinion of General Counsel of the Borrower and the Company.

5.                                      Opinion of Wachtell, Lipton, Rosen & Katz, regarding the enforceability of the Credit Agreement under New York law.

6.                                      Notice of Borrowing, together with a breakage indemnity letter in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower with respect to the Loans to be made on the Closing Date.

7.                                      Officer’s Certificate of the Borrower dated the Closing Date certifying, among other things, satisfaction of the conditions precedent set forth in Section 6.1 of the Credit Agreement.

(12)     Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

E-1

EXHIBIT F
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF OFFICER’S CERTIFICATE
TO ACCOMPANY REPORTS

, 20

CITIBANK, N.A., as Administrative Agent for the
Lenders party to the Loan Agreement referred to below
1615 Brett Road, OPS III

New Castle, Delaware 19720
Attention: Bank Loan Syndications Department
Telephone:
Fax:
E-mail:

Ladies and Gentlemen:

Pursuant to Section 8.2(a)(iii) of that certain 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined) among WASHINGTON PRIME GROUP, L.P. (the “Borrower”), the institutions from time to time party thereto as Lenders and Agents, and CITIBANK, N.A., as Administrative Agent, the undersigned,                , the                 of Washington Prime Group Inc., an Indiana corporation (the “Company”), hereby certifies that:

1.                                      The undersigned has reviewed the terms of the Loan Documents, and has made, or caused to be made under [his/her] supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrower and its Subsidiaries during the accounting period covered by the financial statements identified below.  To the best of the undersigned’s knowledge, such review has not disclosed the existence during or at the end of such accounting period, and as of the date hereof the undersigned does not have knowledge of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event.(13)

(13) If such condition or event exists or existed, specify (i) the nature and period of such condition or event and (ii) the action taken, being taken or proposed to be taken with respect thereto.

F-1

2.                                      The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

A.                                    Compliance Certificate, dated                                           .

B.                                                  , dated                 .

C.                                                  , dated                 .

D.                                                  , dated                 .

are true and complete copies of the aforesaid which constitute part of or are based upon the customary books and records of the Company, and, to the best of the undersigned’s knowledge and belief, there exist no facts or circumstances which would materially and adversely affect or vary the information contained in any of the aforesaid.

Name:
Title:

F-2

EXHIBIT G
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

SAMPLE CALCULATIONS OF FINANCIAL COVENANTS

Attached.

G-1

Exhibit G

WASHINGTON PRIME GROUP
Sample Calculations of Financial Covenants
Four Quarters Ending Month X, 201
(In Millions)

Four Quarters Ending Month X, 201
Section	Financial Covenants	Components ($000,000’s)			Ratio
10.1.(i)	Total Adjusted Outstanding Indebtedness to Capitalization Value < 60%.	$	/	$	[ ]	%
10.1.(ii)	Total Outstanding Unsecured Indebtedness to Unencumbered Capitalization Value <60%.		/		[ ]	%
10.1.(iii)	Secured Indebtedness to Capitalization Value < 40%.		/		[ ]	%
10.12.(b)	Combined EBITDA / Combined Debt Service > 1.5x.		/		[ ]	X
10.12.(c)	Unencumbered Combined EBITDA / Unsecured Interest Expense > 1.6x.		/		[ ]	X
10.12.(a)	Minimum Combined Equity Value > $2B ([ ] minus [ ])			$

G-2

EXHIBIT H-1
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WASHINGTON PRIME GROUP, L.P., as Borrower, CITIBANK, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 13.1(f)(ii)(B)(3) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

H-1-1

EXHIBIT H-2
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WASHINGTON PRIME GROUP, L.P., as Borrower, CITIBANK, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 13.1(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

H-2-1

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

H-2-2

EXHIBIT H-3
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WASHINGTON PRIME GROUP, L.P., as Borrower, CITIBANK, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 13.1(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

H-3-1

EXHIBIT H-4
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the 364-Day Bridge Term Loan Agreement dated as of January 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among WASHINGTON PRIME GROUP, L.P., as Borrower, CITIBANK, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 13.1(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

H-4-1

EXHIBIT I
to
364-Day Bridge Term Loan Agreement
dated as of January 15, 2015

FORM OF SOLVENCY CERTIFICATE

[           ], [    ]

The undersigned, [           ], the [           ] of Washington Prime Group, L.P.  (“Borrower”), is familiar with the properties, businesses, assets and liabilities of the Borrower and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of the Borrower.

This Solvency Certificate is delivered pursuant to Section 6.1(e) of the Loan Agreement dated as of [     ], [    ] (the “Loan Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrower, each lender from time to time party thereto (collectively, the “Lenders”) and Citibank, N.A., as administrative agent thereunder (in such capacity, the “Administrative Agent”).

As used herein, “Company” means the Borrower and its subsidiaries on a consolidated basis.

1.              I, [  ], hereby certify that I am the [  ] of the Borrower and that I am knowledgeable of the financial and accounting matters of the Company, the Loan Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Solvency Certificate on behalf of the Borrower.

2.              The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Company as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate.  The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Loan Agreement.

3.              The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Borrower to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of the Borrower and not in his individual capacity, that, on the date hereof, before and after giving effect to the

I-1

Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):

(i)                                     the fair value of the property of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of the Company;

(ii)                                  the present fair salable value of the assets of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities;

(iii)                               the Company has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise);

(iv)                              the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the Projections) and are proposed to be conducted following the Closing Date;

(v)                                 the Company is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; and

(vi)                              the Company is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as [           ] of the Borrower and not in his individual capacity.

Name:

Title:

I-2